As filed with the U.S. Securities and Exchange Commission on August 28, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JUMIA TECHNOLOGIES AG

(Exact Name of Registrant as specified in its charter)

The Federal Republic of Germany	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

Skalitzer Straße 104

10997 Berlin

Federal Republic of Germany

+49 (30) 398 20 34 54

(Address and telephone number of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

+1 (302) 738 6680

(Name, address and telephone number of agent for service)

Copies to:

Krystian M. Czerniecki

Sullivan & Cromwell LLP

Neue Mainzer Straße 52

60311 Frankfurt, Germany

+49 (69) 4272 5200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

Up to 2,717,389 American Depositary Shares

Representing 5,434,778 Ordinary Shares offered by the Selling Securityholders

This prospectus relates to the offer and sale from time to time by the selling securityholders identified in this prospectus or their permitted transferees (the “selling securityholders”) of up to 2,717,389 American Depositary Shares (“ADS”), each representing two of our ordinary bearer shares with no par value (the “ordinary shares”), issued on August 27, 2026 (the “Purchase ADSs”) pursuant to certain share purchase agreements entered into with the selling securityholders, dated August 12, 2026 (the “Selling Securityholder Share Purchase Agreements”) in transactions more fully described in the section titled “Prospectus Summary – Private Placement Transactions.” This prospectus also covers any additional securities that may become issuable by means of share splits, share dividends or other similar transactions.

This prospectus provides you with a general description of such securities and the general manner in which the selling securityholders may offer or sell the securities. More specific terms of any securities that the selling securityholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

The Purchase ADSs offered by the selling securityholders pursuant to this prospectus will be sold by each selling securityholder for its own account. We will not receive any proceeds from the sale by the selling securityholders of the Purchase ADSs offered by this prospectus.

Our registration of the securities covered by this prospectus does not mean that the selling securityholders will offer or sell, as applicable, any of the securities. The selling securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling securityholders may sell the securities offered hereby in the section entitled “Plan of Distribution” beginning on page 46 of this prospectus.

We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section entitled “Plan of Distribution.”

Our ADSs are listed on the New York Stock Exchange (“NYSE”) under the symbol “JMIA.” On August 27, 2026, the closing sale price of our ADSs as reported on NYSE was $7.07 per ADS.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are a “foreign private issuer,” as defined under the U.S. federal securities laws, and, as such, are subject to reduced public company reporting requirements.

Our principal executive offices are located at Skalitzer Straße 104, 10997 Berlin, Federal Republic of Germany (“Germany”).

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read the discussion of material risks of investing in our securities in “Risk Factors” beginning on page 6 of this prospectus, in any applicable prospectus supplement and as described in certain of the documents we may incorporate by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 28, 2026.

You should rely only on the information contained in this prospectus and any amendment or supplement to this prospectus, as well as any information incorporated by reference herein or therein. Neither we, nor the selling securityholders, have authorized any other person to provide you with different or additional information. Neither we, nor the selling securityholders, take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The selling securityholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, any applicable prospectus supplement or any documents incorporated by reference herein or therein is accurate only as of the date hereof or thereof or such other date expressly stated herein or therein, and our business, financial condition, results of operations or prospects may have changed since those dates.

Except as otherwise set forth in this prospectus, neither we nor the selling securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

i

About this Prospectus

This prospectus is part of a registration statement that we filed with the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”), utilizing a “shelf” registration process. By using an automatic shelf registration statement, the selling securityholders may, at any time and from time to time, offer and sell the securities described in this prospectus in one or more offerings.

We will not receive any proceeds from the sale of securities offered by the selling securityholders described in this prospectus, but we received approximately $15.0 million of proceeds from the private placements of the Purchase ADSs pursuant to the Selling Securityholder Share Purchase Agreements, before deducting fees and expenses associated with the private placements. To the extent required, we and the selling securityholders, as applicable, will deliver a prospectus supplement with this prospectus to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where you can find more information” and “Incorporation by Reference.”

We have not, and the selling securityholders have not, authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus. You should not assume that the information contained in this prospectus is accurate as of any other date.

No offer of these securities will be made in any jurisdiction where the offer is not permitted.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

Our registered office is at Skalitzer Strasse 104, 10997 Berlin, Germany, and our telephone number is +49-30-398203454.

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Prospectus Summary

This summary highlights certain information about us and selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus and any applicable prospectus supplement. For a more complete understanding of the company and our securities, we encourage you to read in their entirety and consider carefully the more detailed information in this prospectus and any related prospectus supplement, including the documents referred to in “Where You Can Find More Information” and “Incorporation by Reference,” before making an investment decision. Some of the statements in this prospectus constitute, and certain statements in any prospectus supplement or the documents incorporated by reference herein and therein may be, forward-looking statements that involve assumptions, risks and uncertainties as further described in “Information Regarding Forward-Looking Statements.”

Unless otherwise stated or the context otherwise indicates, references to the terms “we,” “us,” “our,” “Jumia” and the “company” refer to Jumia Technologies AG and its consolidated subsidiaries.

Our Company

We are the leading pan-African e-commerce platform. Our platform consists of our marketplace, which connects sellers with customers, our logistics service, which enables the shipment and delivery of packages from sellers to customers, and our payment gateways, which, together with their network of licensed payment service providers and other partners, facilitate transactions among participants active on our platform in selected markets.

As of December 31, 2025, we were active in nine countries in Africa that together accounted for approximately 51% of Africa’s GDP of $3.1 trillion in 2025, according to estimates by the International Monetary Fund. Though still nascent, we believe that e-commerce in Africa is well positioned to grow.

We intend to benefit from the expected growth of e-commerce in Africa through the investments that we have made and the extensive local expertise that we have developed since our founding in 2012. Through our operations, we have developed a deep understanding of the economic, technical, geographic and cultural complexities that are unique to Africa, and which vary from country to country. We believe that our deep understanding has enabled us to create solutions that address the needs and preferences of our sellers and customers in the most comprehensive and efficient way. We possess extensive local knowledge of the logistics and payment landscapes in the markets in which we operate, which we consider to be a key component of the success of our company. In addition, we take full advantage of the multi-channel aspects of the African market, having for example adopted a “mobile-first” approach in our product development while exploring highly-localized offline marketing channels, which allows us to expand the audience for our goods and services, increase engagement and conversion and reduce our customer acquisition costs.

On our marketplace, a large and diverse group of approximately 70 thousand sellers offer goods across a wide range of categories, such as phones, electronics, home & living, fashion, beauty and other including fast-moving consumer goods, to customers (i.e., consumers, retailers, distributors and other local buyers). A diverse and competitive marketplace is critical to our ability to provide a broad selection of products and deliver value to our customers who have limited disposable income. In connection with our marketplace offering, we also engage in corporate sales, where we sell physical goods to local and regional retailers, distributors and other corporate buyers. We had 6.0 million Annual Active Customers as of December 31, 2025. We believe that the number and quality of sellers on our marketplace, and the breadth of their respective offerings, attract more customers to our platform, increasing traffic and orders, which in turn attracts even more sellers to Jumia, creating powerful network effects. Our marketplace operates with limited inventory risk, as the goods sold via our marketplace are predominantly sold by third-party sellers, meaning the cost and risk of inventory remains with the seller. In 2025, over 91% of the items sold through our marketplace were offered by third-party sellers.

Our logistics service, Jumia Logistics, facilitates the delivery of goods in a convenient and reliable way. It consists of a large network of leased warehouses, pick up stations for customers and drop-off locations for sellers and a significant number of local third-party logistics service providers, whom we integrate and manage through our proprietary technology, data and processes. This integrated logistics ecosystem is essential to our ability to scale operations efficiently across our markets with minimal capital expenditure requirements.

Our payment gateways, available in all our markets, were designed to facilitate cashless online transactions between participants at checkout on our platform, as well as upon customer delivery, perfectly integrated with our backend. Our payment gateways encompass a number of functionalities positioning African customers, who have traditionally relied on cash, to transact in a cash-less manner. Our payment gateways, with their network of licensed payment service providers and other partners, provide digital payment processing on our platform allowing for a fast and secure payment experience at checkout or on delivery.

Our operations benefit from a uniform technology platform coupled with coordinated local presence. Our unified, scalable technology platform has been developed by our technology and data team, which is predominantly located in Portugal and Egypt. This technology platform covers all relevant aspects of our operations, from data management, business intelligence, traffic optimization and customer engagement to infrastructure, logistics and payments. We constantly collect and analyze data to help us optimize our operations, make our customer experience more personal and relevant, and enable us, selected sellers and logistics partners to make informed real-time decisions. Our local teams in each of our countries of operations have access to, and may benefit from, the centralized data collection and analytics and are empowered to use the insights gained from our platform in order to take action locally.

Private Placement Transactions

On August 12, 2026, we entered into several share purchase agreements with several investors, including the Selling Securityholder Share Purchase Agreements which we entered into with the selling securityholders (collectively, the “August 2026 Share Purchase Agreements”). Pursuant to the August 2026 Share Purchase Agreements we agreed to issue and sell to certain investors an aggregate amount of 4,528,983 ADSs, representing 9,057,966 ordinary shares, at a purchase price of $5.52 per ADS, for an aggregate investment amount of approximately $25 million. Of those 4,528,983 ADSs, 2,717,389 ADSs, representing 5,434,778 ordinary shares, were issued and sold to the selling securityholders, which invested an aggregate amount of approximately $15 million. Concurrently, we entered into a Subscription Agreement (the “Subscription Agreement”) with the International Finance Corporation (“IFC”), a member of the World Bank Group, pursuant to which IFC agreed to subscribe for 4,528,985 ADSs, representing 9,057,970 ordinary shares, at a purchase price of $5.52 per ADS, for an aggregate investment amount of approximately $25 million. Overall, IFC and the several other investors, including the selling securityholders, agreed to purchase 9,057,968 ADSs at a price of $5.52 per ADS, resulting in gross proceeds to us of approximately $50 million. The purchase price of $5.52 per ADS represented a 5% discount to the closing sale price of our ADSs on the NYSE on August 11, 2026. We intend to use the net proceeds from the transactions described above to support our next phase of growth, enhance efficiency across our core African markets and strengthen our integrated marketplace and logistics network.

The 18,115,936 ordinary shares underlying the ADSs were issued pursuant to a capital increase from our authorized capital 2026/I under Section 4(2) of our Articles of Association, with the statutory subscription rights of existing shareholders excluded. Baader Bank AG, acting solely as subscription agent for technical settlement purposes, subscribed for these underlying ordinary shares. Following registration of the capital increase, the 18,115,936 ordinary shares were transferred by way of book-entry in the clearing system of Clearstream Europe AG, Eschborn, Germany, to a securities account of The Bank of New York Mellon SA/NV as custodian for The Bank of New York Mellon as depositary with respect to the ADSs, and the corresponding restricted ADSs were registered and delivered to the investors by the depositary in uncertificated form.

The Purchase ADSs were offered and sold in private placements pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act. Accordingly, the Purchase ADSs were initially issued in restricted, uncertificated form and, for so long as they remain restricted, are not eligible for settlement through The Depository Trust Company (“DTC”). Upon removal of the applicable restrictions, such ADSs may be held and settled through DTC in accordance with the deposit agreement with The Bank of New York Mellon, as further described below in “Description of American Depositary Shares.”

Pursuant to the Selling Securityholder Share Purchase Agreements, the selling securityholders were granted registration rights with respect to the Purchase ADSs. Specifically, we agreed, subject to the terms and conditions set forth therein, to file a registration statement on Form F-3 covering the resale of the Purchase ADSs held by the selling securityholders, to use commercially reasonable efforts to cause such registration statement to become effective as soon as reasonably practicable and to maintain its effectiveness until the earlier of (i) the sale of all Purchase ADSs and (ii) the date on which all Purchase ADSs may be resold without restriction pursuant to Rule 144 under the Securities Act.

This summary of certain terms and provisions of the August 2026 Share Purchase Agreements and the Subscription Agreement is not complete and is subject to, and qualified in its entirety by, the provisions of such agreements furnished to the SEC as exhibits 10.1 and 10.2 to the relevant current report on Form 6-K on August 12, 2026.

Implications of Being a Foreign Private Issuer

We are considered a “foreign private issuer” subject to reporting requirements under the Exchange Act, as a non-U.S. company with foreign private issuer status. As a “foreign private issuer,” we are subject to different U.S. securities laws than domestic U.S. issuers. The rules governing the information that we must disclose differ from those governing U.S. corporations pursuant to the Exchange Act. This means that, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and requirements that the proxy statements conform to Schedule 14A of the proxy rules promulgated under the Exchange Act;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events; and

●	the SEC rules on disclosure of compensation on an individual basis unless individual disclosure is required in our home country (Germany) and is not otherwise publicly disclosed by us.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer.

We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

We may choose to take advantage of some, but not all, of these reduced reporting requirements of which we have taken advantage of in this prospectus. Accordingly, the information contained herein may be different from the information you receive from our competitors that are U.S. domestic filers or other U.S. domestic public companies in which you have made an investment.

Risk Factors

Investing in our securities entails a high degree of risk as discussed in the “Risk Factors” section beginning on page 6. of this prospectus and in the documents incorporated by reference in this prospectus. You should carefully consider such risks before deciding to invest in our securities.

Corporate Information

We are registered with the commercial register (Handelsregister) of the local court (Amtsgericht) in Berlin, Germany, under number HRB 203542 B. Our principal executive offices are located at Skalitzer Straße 104, 10997 Berlin, Germany. Our telephone number is +49 (30) 398 20 34 54.

We have appointed Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States in connection with offerings of securities registered by the registration statement of which this prospectus is a part.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC at www.sec.gov. Our website address is https://group.jumia.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our ADSs.

All trademarks, service marks and trade names appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

THE OFFERING

Securities Offered by the Selling Securityholders	Up to 2,717,389 Purchase ADSs.

Use of Proceeds	We will not receive any proceeds from the sale of the Purchase ADSs by the selling securityholders. See “Use of Proceeds.”

Risk Factors

An investment in our securities carries a significant degree of risk. Before you decide to purchase our securities, you should carefully consider all risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference herein or therein. See “Incorporation by Reference.” These risk factors are not exhaustive, and investors are encouraged to perform their own investigation with respect to our business, financial condition and prospects. You should carefully consider these risk factors in addition to the other information included in this prospectus, including matters addressed in the section entitled “Information Regarding Forward-Looking Statements.” We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business or financial condition. The risk factors should be read in conjunction with our financial statements and notes to the financial statements incorporated by reference herein. If any of these risks actually occur, our business, financial condition, results of operations or prospects could be materially affected. As a result, the trading prices of our securities could decline and you could lose part or all of your investment.

Information Regarding Forward-Looking Statements

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under Item 3. “Key Information—D. Risk Factors” in our then-current annual report on Form 20-F, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words or phrases such as “believe,” “may,” “will,” “expect,” “estimate,” “could,” “should,” “anticipate,” “aim,” “intend,” “plan,” “potential,” “continue,” “is/are likely to” or other similar expressions. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

●	our future business and financial performance, including our revenue, operating expenses and our ability to achieve or maintain profitability and our future business and operating results;

●	our strategies, plan, objectives and goals; and

●	our expectations regarding the development of our industry, internet penetration, market size and the competitive environment in which we operate.

These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in Item 3. “Key Information—D. Risk Factors” in our then-current annual report on Form 20-F, including the following:

●	we have incurred significant losses since inception and there is no guarantee that we will achieve or sustain profitability in the future;

●	we rely on external financing and may not be able to raise necessary funds;

●	our markets pose significant operational challenges that require us to expend substantial financial resources;

●	many of our countries of operation face political instability or changes in regulatory and/or government policies;

●	our business may be materially and adversely affected by an economic slowdown in any region of Africa;

●	currency volatility and inflation may materially adversely affect our business;

●	we conduct a substantial amount of our business in foreign currencies, which heightens our exposure to the risk of exchange rate fluctuations;

●	exchange controls may restrict the ability of our subsidiaries to convert or transfer sums in foreign currencies;

●	uncertainties with respect to the legal system in certain African markets could adversely affect us;

●	our business may be materially and adversely affected by violent crime or terrorism in any region of Africa;

●	growth of our business depends on an increase in internet penetration in Africa and other external factors, some of which are beyond our control;

●	we face competition, which may intensify;

●	if we are unable to adapt to changes in our industry or successfully launch and monetize new and innovative technologies, our growth and profitability could be adversely affected;

●	we may not be able to maintain our existing partnerships, strategic alliances or other business relationships or enter into new ones;

●	we may fail to maintain or grow the size of our customer base or the level of engagement of our customers;

●	sellers set their own prices and decide which goods they make available on our marketplace, which could affect our ability to respond to customer preferences and trends;

●	we depend on third-party carriers as part of our fulfillment process, giving us limited control over the fulfillment process and exposing us to challenges should we need to replace carriers;

●	we may experience malfunctions or disruptions of our technology systems;

●	we may experience security breaches and disruptions due to hacking, viruses, fraud, malicious attacks and other circumstances;

●	we could face liability and be forced to change our payment gateways if we are found subject to or in violation of current or new laws or regulations governing banking, money transmission, tax, anti-money laundering or electronic funds transfers in any country where we operate.

The forward-looking statements made or incorporated by reference in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus, the documents incorporated by reference herein and the documents that we reference herein and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

Use of Proceeds

We will not receive any of the proceeds from the sale by the selling securityholders of the Purchase ADSs. The selling securityholders will receive all of the proceeds from the sale of the Purchase ADSs hereunder.

Selling Securityholders

This prospectus and any supplement hereto relate to the possible offer and sale from time to time of up to 2,717,389 Purchase ADSs. The selling securityholders acquired the Purchase ADSs pursuant to the Selling Securityholder Share Purchase Agreements. See “Prospectus Summary – Private Placement Transactions” for more information on the Purchase ADSs.

The selling securityholders may from time to time offer and sell any or all of the Purchase ADSs covered by this prospectus as set forth below pursuant to this prospectus. When we refer to the “selling securityholders” in this prospectus, we mean the selling securityholders named under this section “Selling Securityholders” and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the selling securityholder’s interest in our securities after the date of this prospectus.

The following table is prepared based on information provided to us by the selling securityholders. It sets forth the name and address of the selling securityholders, the aggregate number of Purchase ADSs that the selling securityholders may offer pursuant to this prospectus and the beneficial ownership of the selling securityholders both before and after the completion of one or more offerings pursuant to this prospectus. We have based percentage ownership on 267,251,682 ordinary shares outstanding as of August 28, 2026.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A securityholder is also deemed to be, as of any date, the beneficial owner of all securities that such securityholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days of August 28, 2026, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

We cannot advise you as to whether the selling securityholders will in fact sell any or all of such Purchase ADSs covered by this prospectus. In addition, the selling securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, and without our prior consent, such Purchase ADSs in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

The information in the following table has been provided to us by or on behalf of the selling securityholders and has not been independently verified by us. For purposes of this table, we have assumed that the selling securityholders will have sold all of the Purchase ADSs upon the completion of one or more offerings. Each of the selling securityholders listed has sole voting and investment power with respect to the shares beneficially owned by the selling securityholders unless noted otherwise. Relevant information for each additional selling securityholders, if any, will be set forth in a prospectus supplement to the extent required prior to the time of any offer or sale of a selling securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute or change the information contained in this prospectus, including the identity of each selling securityholder and the number of ordinary shares registered on its behalf. The selling securityholders may sell all, some or none of such securities in one or more offerings. See “Plan of Distribution.”

The holdings of the selling securityholders are stated as of August 28, 2026.

	Ordinary Shares Beneficially Owned Prior to the		Number of Ordinary Shares Being	Ordinary Shares Beneficially Owned After the Offering(s)
Name of Selling Securityholder	Offering(s)		Offered	Number	Percent
Pleasant Lake Partners LLC	17,243,634	(1)	2,536,230	14,707,404	5.50%
Discovery Global Opportunity Master Fund, Ltd.	3,206,046	(2)	1,811,594	1,394,452	0.52%
Cantor Fitzgerald Securities	905,796	(3)	905,796	—	0.00%
Shay Capital LLC	181,158	(4)	181,158	—	0.00%

(1)	Consists of (i) 2,536,230 newly issued ordinary shares, represented by 1,268,115 Purchase ADSs, acquired pursuant to a Selling Securityholder Share Purchase Agreement and (ii) 14,707,404 ordinary shares, represented by 7,353,702 ADSs, held by Fund 1 Investments, LLC, a company organized under the laws of Delaware. The business address for Pleasant Lake Partners LLC is 16192 Coastal Highway, Lewes, DE, 19958, United States of America. The business address of Fund 1 Investments, LLC is 100 Carr 115 Unit 1900 Rincon, Puerto Rico 00677. The ADSs are held for the benefit of private investment vehicles for which Pleasant Lake Partners LLC serves as investment adviser. Jonathan Lennon serves as managing member of Fund 1 Investments, LLC, and Fund 1 Investments, LLC serves as managing member of Pleasant Lake Partners LLC. Each of Fund 1 Investments, LLC, Pleasant Lake Partners LLC and Mr. Lennon disclaims beneficial ownership of the shares except to the extent of its or his pecuniary interest therein.

(2)	Consists of (i) 1,811,594 newly issued ordinary shares, represented by 905,797 Purchase ADSs, acquired by Discovery Global Opportunity Master Fund, Ltd. (the “Master Fund”) pursuant to a Selling Securityholder Share Purchase Agreement, and (ii) 1,281,248 ordinary shares, represented by 640,624 ADSs, held by the Master Fund, and 113,204 ordinary shares, represented by 56,602 ADSs held by another fund (together, the “Funds”), in each case prior to the Offering. The Funds directly hold the securities described above. Discovery Capital Management, LLC, (“Discovery Capital”) serves as investment manager for the Funds, and Robert K. Citrone serves as managing member of Discovery Capital. Each of the Funds, Discovery Capital, and Mr. Citrone disclaims beneficial ownership of the shares except to the extent of its or his pecuniary interest, if any, therein. The business address for each of the foregoing is c/o Discovery Capital Management, LLC, 20 Marshall Street, Suite 310, South Norwalk, CT 06854.

(3)	Consists of 905,796 newly issued ordinary shares, represented by 452,898 Purchase ADSs, acquired pursuant to a Selling Securityholder Share Purchase Agreement. Cantor Fitzgerald Securities (“CFS”) is the record owner of the securities reported herein. The business address for CFS is 110 East 59th Street, New York, NY 10022, United States of America. Cantor Fitzgerald, L.P. (“CFLP”) indirectly controls CFS. CFLP is controlled by CF Group Management, Inc. (“CFGM”), its managing general partner. Mr. Brandon G. Lutnick is the controlling trustee of the trusts owning all of the voting shares of CFGM and therefore controls CFGM. No one other than Brandon G. Lutnick and entities and trusts controlled by him for the benefit of himself, his siblings and their respective descendants owns more than a 10% economic interest in Cantor Fitzgerald, L.P. As such, each of CFLP, CFGM and Mr. Lutnick may be deemed to have beneficial ownership of the securities directly held by CFS. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

(4)	Consists of 181,158 newly issued ordinary shares, represented by 90,579 Purchase ADSs, acquired pursuant to a Selling Securityholder Share Purchase Agreement. Andrew Meehan, Chief Operating Officer of Shay Capital LLC, a company organized under the laws of Delaware, has voting and disposition control of the shares held by Shay Capital LLC and may be deemed to be the beneficial owner of such shares. Andrew Meehan, however, disclaims any beneficial ownership of such shares. The business address for Shay Capital LLC is 280 Park Avenue (5th floor west) New York, NY 10017, United States of America.

Description of Share Capital and Articles of Association

The following description of our capital stock is a summary of the rights of our ordinary shares and certain provisions of our articles of association in effect as of August 28, 2026. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of association filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus forms a part, as well as to the applicable provisions of German legislation on stock corporations. We encourage you to read our articles of association and applicable German legislation on stock corporations carefully.

Share Capital

As of August 28, 2026, our share capital as registered in the commercial register amounts to 267,251,682.00, which is divided into 267,251,682 ordinary bearer shares (Inhaberaktien). All shares are shares with no par value (Stückaktien ohne Nennbetrag) with a notional amount attributable to each ordinary share of €1.00.

General Information on Capital Measures

Pursuant to our articles of association, an increase of our share capital generally requires a resolution passed at our shareholders’ meeting with both a simple majority of the share capital represented at the vote (three-quarters if the resolution excludes shareholders’ preemptive rights) and a simple majority of the votes cast.

The shareholders at such meeting may authorize our management board to increase our share capital with the consent of our supervisory board within a period of five years by issuing shares for a certain total amount, which we refer to as authorized capital (genehmigtes Kapital) and is a concept under German law that enables us to issue shares without going through the process of obtaining another shareholders’ resolution. The aggregate nominal amount of the authorized capital created by the shareholders may not exceed one-half of the share capital existing at the time of registration of the authorized capital with the commercial register.

Furthermore, our shareholders may resolve to amend or create conditional capital (bedingtes Kapital). However, they may do so only to issue conversion or subscription rights to holders of convertible bonds, in preparation for a merger with another company or to issue subscription rights to employees and members of the management of our company or of an affiliated company by way of a consent or authorization resolution. The resolution requires an affirmative vote of three quarters of the share capital represented at the vote and a simple majority of the votes cast. According to German law, the aggregate nominal amount of the conditional capital created at the shareholders’ meeting may not exceed 60% of the share capital existing at the time the resolution is adopted. The aggregate nominal amount of the conditional capital created for the purpose of granting (A) conversion or subscription rights to holders of convertible bonds may not exceed 50% and (B) subscription rights to employees and members of the management of our company or of an affiliated company may not exceed 20%, in each case of the share capital existing at the time the resolution is adopted.

Shareholders may also resolve to increase the share capital from own resources (Kapitalerhöhung aus Gesellschaftsmitteln) by converting capital reserves and profit reserves into registered share capital. Pursuant to our articles of association, any resolution pertaining to an increase in share capital from own resources (Kapitalerhöhung aus Gesellschaftsmitteln) requires the vote of a simple majority of the share capital represented at the vote and a simple majority of the votes cast.

All shares issued by the company are fully paid in (meaning that shareholders are not liable to the company to pay in any further amount in relation to their existing shares). Any resolution relating to a reduction of our share capital requires the vote of at least three-quarters of the share capital represented at the vote as well as a simple majority of the votes cast.

Authorized Capital

Under the German Stock Corporation Act (Aktiengesetz), a stock corporation’s shareholders’ meeting can authorize the management board to issue, with the consent of the supervisory board, shares in a specified aggregate nominal amount of up to 50% of the issued share capital of such company at the time the resolution becomes effective. The shareholders’ authorization becomes effective upon registration in the commercial register (Handelsregister) and may extend for a period of no more than five years thereafter. Our authorized capital is summarized below.

As of August 28, 2026, our articles of association provide for the following authorized capital:

Authorized Capital 2026/I

Pursuant to paragraph 2 of section 4 of our articles of association, the management board is authorized until May 14, 2031 (inclusive) to increase, once or repeatedly and each time with the consent of the supervisory board, the share capital by a total amount of up to €36,164,367.00 through the issuance of up to 36,164,367 new no-par value bearer shares against contributions in cash and/or in kind, including claims against us (“Authorized Capital 2026/I”). In principle, the shareholders are to be granted preemptive rights. The shares may also be subscribed for by one or more credit institution(s), securities institution(s) or one or more enterprise(s) operating pursuant to sections 53(1) sentence 1, 53b(1) sentence 1 or 53b(7) of the German Banking Act (Gesetz über das Kreditwesen) with the obligation to offer the shares to our shareholders pursuant to Section 186(5) of the German Stock Corporation Act (so-called indirect subscription right).

The shareholders’ preemptive rights are excluded for one or more capital increases in the context of the Authorized Capital 2026/I,

●	if the utilization of the Authorized Capital 2026/I occurs in order to issue up to a maximum of 264,000 new shares to settle, at our discretion, claims from vested Virtual Restricted Stock Units granted under the VRSUP 2021 to members of the management board of Jumia Technologies AG and its employees as well as to members of the management and employees of companies affiliated with Jumia Technologies AG within the meaning of section 15 of the German Stock Corporation Act (Aktiengesetz) or their investment vehicles, subject to the details of the VRSUP 2021, in each case against contribution of the claims for payments originated under the Virtual Restricted Stock Units; and/or

●	if the utilization of the Authorized Capital 2026/I occurs in order to issue up to a maximum of 2,769,484 new shares to settle, at our discretion, claims from vested Virtual Restricted Stock Units granted under the VRSUP 2023 to members of the management board of Jumia Technologies AG and its employees as well as to members of the management and employees of companies affiliated with Jumia Technologies AG within the meaning of section 15 of the German Stock Corporation Act (Aktiengesetz) or their investment vehicles, subject to the details of the VRSUP 2023, in each case against contribution of the claims for payments originated under the Virtual Restricted Stock Units.

In these cases, the pro rata amount of the share capital attributable to the new shares issued may not exceed 10% of our share capital existing at the time of (i) the adoption of the resolution on the Authorized Capital 2026/I or, (ii) if this amount is lower, existing at the time of the exercise of the Authorized Capital 2026/I. Towards this limit of 10% shall count the pro rata amount of the share capital attributable to any shares that were issued or transferred from authorized capital, conditional capital or from treasury shares to members of the management board of Jumia Technologies AG and its employees as well as members of the management and employees of companies affiliated with Jumia Technologies AG within the meaning of section 15 of the German Stock Corporation Act (Aktiengesetz) or their investment vehicles to settle claims under participation programs since the resolution on the Authorized Capital 2026/I was adopted.

Further, the management board, with the consent of the supervisory board, is authorized to exclude the preemptive rights of the shareholders for one or more capital increases in the context of the Authorized Capital 2026/I,

●	in order to exclude fractional amounts from the preemptive right;

●	to the extent necessary to grant holders or creditors of convertible bonds, options, profit rights and/or profit bonds (or combinations of these instruments) (hereinafter together “Bonds”) with conversion or option rights, or conversion or option obligations, and which were or will be issued by Jumia Technologies AG or a direct or indirect subsidiary, preemptive rights to new no-par value bearer shares in Jumia Technologies AG in the amount to which they would be entitled as shareholders after the exercise of the option or conversion rights, or after fulfillment of the conversion or option obligations or to the extent we exercise, with regard to such Bonds, our right to grant, totally or in part, shares in us in lieu of payment of the amount due;

●	to issue shares for cash contributions, provided that the issue price of the new shares is not significantly lower than the stock exchange price of our shares already listed on the stock exchange in the meaning of sections 203(1) and (2), 186(3) sentence 4 of the German Stock Corporation Act and that the proportional amount of the share capital attributable to the new shares issued under the exclusion of subscription rights in accordance with section 186(3) sentence 4 of the German Stock Corporation Act, does not exceed a total of 10% of our share capital, whether at the time the Authorized Capital 2026/I comes into effect or - in case such amount is lower - is exercised. Towards the above threshold of 10% of the share capital shall also count the pro-rata amount of the share capital attributable to any shares, (i) that are sold during the term of the Authorized Capital 2026/I on the basis of an authorization to sell treasury shares pursuant to section 71(1) no. 8 sentence 5 second half sentence in conjunction with section 186(3) sentence 4 of the German Stock Corporation Act subject to the exclusion of shareholders’ preemptive rights; (ii) that are issued to satisfy Bonds with conversion or option rights, or conversion or option obligations, provided that such Bonds were issued in analogous application of section 186(3) sentence 4 of the German Stock Corporation Act during the term of the Authorized Capital 2026/I subject to the exclusion of the shareholders’ preemptive rights; or (iii) that are issued during the term of the Authorized Capital 2026/I on the basis of other authorized capital, provided that such shares are issued subject to the exclusion of the shareholders’ subscription rights pursuant to section 203(2) sentence 1 in conjunction with section 186(3) sentence 4 of the German Stock Corporation Act or on the basis of other capital measures subject to the exclusion of the shareholders’ preemptive rights in analogous application of section 186(3) sentence 4 of the German Stock Corporation Act;

●	to issue shares for contributions in kind, in particular - but not limited thereto - in the context of mergers or for the purpose of (including indirect) acquisitions of companies, businesses, parts of companies, interests in companies or other assets, including claims against us or any of our group companies, or to satisfy Bonds issued for contributions in kind; or

●	in order to distribute a dividend in kind, in the context of which our shares (also in part or subject to election) may be issued against contribution of dividend claims (scrip dividend).

The Management Board may only use the above authorizations for the exclusion of the shareholders’ preemptive rights to the extent that the proportional amount of the share capital attributable to the new shares to be issued does not exceed 10% of the company’s share capital at the time the Authorized Capital 2026/I comes into effect or when it is utilized, whichever is lower. Towards the above threshold of 10% of the share capital shall count the proportional amount of the share capital attributable to any shares issued or sold under the exclusion of the shareholders’ preemptive rights on the basis of any other authorizations, including authorized capital, conditional capital and by use of treasury shares, during the term of the Authorized Capital 2026/I, except for any shares issued or sold under the exclusion of the shareholders’ subscription rights to settle (i) claims under virtual restricted stock unit programs of the company, or (ii) remuneration claims of supervisory board members.

The management board is authorized, with the consent of the supervisory board, to determine any additional content of the rights attached to the shares and the conditions of the share issue; this includes the determination of the profit participation of the new shares, which may, in deviation from section 60(2) of the German Stock Corporation Act, also participate in the profit of completed fiscal years.

Authorized Capital 2026/II

Pursuant to paragraph 4 of section 4 of our articles of association, the management board is authorized until May 14, 2031 (inclusive) to increase, once or repeatedly and each time with the consent of the supervisory board, the share capital by a total amount of up to €1,200,000.00 through the issuance of up to 1,200,000 new no-par value bearer shares against contributions in cash and/or in kind, including claims against us (“Authorized Capital 2026/II”). The Authorized Capital 2026/II may only be utilized to settle, at our discretion, claims from vested virtual restricted stock units granted under the VRSUP 2025 to members of the management board and employees of the company, as well as members of the management and employees of companies affiliated with the company within the meaning of section 15 of the German Stock Corporation Act or their investment vehicles, subject to the details of the VRSUP 2025, in each case against contribution of the claims for payments originated under the Virtual Restricted Stock Units. The shareholders’ preemptive rights are excluded.

The pro rata amount of the share capital attributable to the new shares issued under the Authorized Capital 2026/II may not exceed 10% of the share capital as of May 15, 2026 or, if this amount is lower, existing at the time of the utilization of the Authorized Capital 2026/II. Towards this 10% limit shall count the proportional amount of the share capital attributable to any shares that were issued or transferred from other authorized capital, conditional capital or from treasury shares to members of the management board and employees of the company, as well as members of the management and employees of companies affiliated with the company within the meaning of section 15 of the German Stock Corporation Act or their investment vehicles to settle claims under participation programs since May 15, 2026.

The management board is authorized, with the consent of the supervisory board, to determine any additional content of the rights attached to the shares and the conditions of the share issue; this includes the determination of the profit participation of the new shares, which may, in deviation from section 60(2) of the German Stock Corporation Act, also participate in the profit of completed fiscal years.

Authorized Capital 2026/III

Pursuant to paragraph 5 of section 4 of our articles of association, the management board is authorized until December 31, 2030 (inclusive) to increase, once or repeatedly and each time with the consent of the supervisory board, the share capital by a total amount of up to €300,000.00 through the issuance of up to 300,000 new no-par value bearer shares against contributions in kind, including claims against us (“Authorized Capital 2026/III”). The Authorized Capital 2026/III may only be utilized to settle claims for remuneration of incumbent and/or former members of the supervisory board partially or fully by issuing new shares to incumbent and/or former members of the supervisory board against contribution of the payment claims for remuneration of the respective incumbent and/or former members. The shareholders’ preemptive rights are excluded.

The number of shares to be issued is in each case calculated by dividing the partial or full payment claim for remuneration by the average of the closing price of the shares of the company as represented by American Depositary Shares of the Company on the New York Stock Exchange (or a comparable successor system) on the first five trading days after filing of the Form 20-F of the Company with the U.S. Securities and Exchange Commission and rounding down to the next even number of shares.

The issue price for any shares issued from the Authorized Capital 2026/III is €1.00 per share. The shares issued from the Authorized Capital 2026/III have a profit entitlement as of January 1 of the calendar year (i) in which they are issued, if they are issued after the annual shareholders’ meeting in the respective calendar year took place, or (ii) prior to the calendar year in which they are issued, if they are issued before the annual shareholders’ meeting in the respective calendar year in which they are issued took place.

The management board is authorized to determine any additional content of the rights attached to the shares and the conditions of the share issue under the Authorized Capital 2026/III.

Conditional Capital

As of August 28, 2026, our articles of association provide for the following conditional capital:

Conditional Capital 2026/I

Pursuant to paragraph 3 of section 4 of our articles of association, our share capital is conditionally increased by up to €49,541,046.00 through issuance of up to 49,541,046 new no-par value bearer shares (“Conditional Capital 2026/I”). The purpose of Conditional Capital 2026/I is to grant shares to holders or creditors of convertible bonds, options, profit rights and/or profit bonds (or combinations of these instruments) (together “Bonds”) issued on the basis of the authorization granted by the shareholders’ meeting of May 15, 2026 upon the exercise of conversion or option rights or the fulfilment of conversion or option obligations. The new shares are issued based on the conversion or option price to be determined in accordance with the authorization granted by the shareholders’ meeting of May 15, 2026. The conditional capital increase will only be implemented to the extent that the holders or creditors of the Bonds, which are issued or guaranteed by the Company, dependent companies or by companies in which the Company owns a majority interest either directly or indirectly by May 14, 2031 (inclusive) based on the authorization granted by the shareholders’ meeting of May 15, 2026, exercise any conversion or option right or fulfill any conversion or option obligation under the Bonds, or to the extent the company grants shares in the company instead of paying the amount due as well as to the extent the conversion or option rights or the conversion or option obligations are not serviced by treasury shares but rather by shares from authorized capital or other consideration. The new shares have the right to participate in any profits from the beginning of the financial year in which they are created and for all subsequent financial years. The management board is authorized to determine the further details of the implementation of the conditional capital increase.

Subscription Rights (Preemptive Rights)

According to the German Stock Corporation Act (Aktiengesetz), every shareholder is generally entitled to subscription rights (commonly known as preemptive rights) to any new shares issued within the framework of a capital increase, including convertible bonds, bonds with warrants, profit sharing rights or income bonds in proportion to the number of shares the respective shareholder holds in the corporation’s existing share capital. Under German law, these rights do not apply to shares issued out of conditional capital. A minimum subscription period of two weeks must be provided for the exercise of such subscription rights.

Under German law, the shareholders’ meeting may pass a resolution excluding preemptive rights if at least three-quarters of the share capital represented at the vote and a simple majority of the votes cast adopts the resolution. To exclude preemptive rights, the management board must also make a report available to the shareholders justifying the exclusion and demonstrating that the company’s interest in excluding the subscription rights outweighs the shareholders’ interest in having them. Such justification may be subject to judicial review. In the case of a so-called simplified exclusion of preemptive rights, we may issue new shares without preemptive rights but with no specific justification, either. The statutory requirements for this simplified exclusion under German law are that (i) we increase the share capital against cash contributions, (ii) the amount of the capital increase does not exceed 20% of the existing share capital and (iii) the issue price of the new shares is not significantly lower than the market price of our shares (for this purpose, the market price may also be considered the market price of an ADS listed on the NYSE divided by the number of our shares or the fraction of one of our shares represented by an ADS, as the case may be). Our current Authorized Capital 2026/I allows our management board, with the consent of the supervisory board, to issue shares using this simplified procedure, except that a lower 10% threshold applies instead of the 20% statutory threshold.

The authorization of the management board to issue convertible bonds or other securities convertible into shares must be limited to a period not exceeding five years from the date of the relevant shareholders’ resolution.

Form, Certification and Transferability of the Shares

The form of the shares, any dividend certificates, renewal certificates and interest coupons is determined by our management board. A shareholder’s right to certificated shares is excluded, to the extent permitted by law and to the extent that certification is not required by the stock exchange on which the shares are admitted to trading. Certification is entirely excluded for such shares that are entered in an electronic securities register as electronic shares. We are permitted to issue global share certificates that represent one or more shares.

All of our outstanding shares are bearer shares with no par value (auf den Inhaber lautende Stückaktien ohne Nennbetrag). Any resolution regarding a capital increase may determine the profit participation of the new shares resulting from such capital increase.

Our shares are freely transferable under German law, with the transfer of ownership governed by the rules of the relevant clearing system.

Our articles of association do not include any provisions that would have a direct effect of delaying, deferring or preventing a change of control. However, in the event of a hostile takeover, we could use our authorized capital to increase our share capital to issue new shares to one or more investors or all shareholders at a premium or discount. See “—Authorized Capital.” We could also use our authorization to issue convertible bonds, options, profit rights and/or profit bonds (or combinations of these instruments) and to grant the creditors or holders conversion or option rights to shares in the company with a proportional amount of the share capital of up to €49,541,046.00. See “—Conditional Capital.” An increase in the number of shares outstanding could have a negative effect on a party’s ability to carry out a hostile takeover.

Shareholders’ Meetings, Resolutions and Voting Rights

Pursuant to our articles of association, shareholders’ meetings may be held at our registered seat, i.e., in Berlin, Germany, or at the place of a German stock exchange. In general, shareholders’ meetings are convened by our management board.

The supervisory board is additionally required to convene a shareholders’ meeting in cases where this is required under binding statutory law (i.e., if this is in the best interest of our company). In addition, shareholders who, individually or as a group, own at least 5% of our share capital may request that our management board convene a shareholders’ meeting. If our management board does not convene a shareholders’ meeting upon such a request, the shareholders may petition the competent German court for authorization to convene a shareholders’ meeting.

Pursuant to our articles of association, the convening notice for a shareholders’ meeting must be made public at least 36 days prior to the meeting. Shareholders who, individually or as a group, own at least 5% or €500,000 of our share capital may require that modified or additional items be added to the agenda of the shareholders’ meeting. For each new item, an explanation of the requested change must be provided or a voting proposal (Beschlussvorlage). Any request for an amendment of the agenda of the shareholders’ meeting must be received by the company within 30 days prior to the meeting. The company must publish any requests for the amendment of the agenda of the shareholders’ meeting immediately. Under German law, our annual general shareholders’ meeting must take place within the first eight months of each fiscal year.

Among other things, it is the competence of the general shareholders’ meeting to decide on the following issues:

●	appropriation and use of annual net income;

●	discharge or ratification of the actions taken by the members of our management board and our supervisory board;

●	the approval of our statutory auditors;

●	increases or decreases in our share capital;

●	advisory vote on the remuneration system of the members of the management board (say-on-pay);

●	the election of supervisory board members and their remuneration; and

●	to the extent legally required, the approval of our financial statements.

Each ordinary share grants one vote in a shareholders’ meeting. Voting rights may be exercised by authorized proxies, which may be appointed by the company (Stimmrechtsvertreter). The granting or revocation of a power of attorney must be made in text form, unless a power of attorney is given to an intermediary, shareholders’ association, proxy advisor or a person who offers vis-à-vis shareholders to exercise voting rights at shareholders’ meetings on a commercial basis.

Generally, the shareholder or an authorized proxy must be present at the shareholders’ meeting to cast a vote. However, under the company’s articles of association, the management board may determine in the invitation to the shareholders’ meeting that shareholders may submit their votes in writing or by means of electronic communication without attending the shareholders’ meeting in person (absentee vote) or that shareholders may participate in the shareholders’ meeting in total or in part via electronic communication without attending the shareholders’ meeting in person (online participation).

Our articles of association provide in Section 18 that the resolutions of the shareholders’ meeting be adopted by a simple majority of the votes cast. To the extent required by law, certain resolutions may have to be approved by a simple majority of the share capital represented at the meeting, in addition to the majority of the votes cast.

In addition, under German law, certain resolutions of fundamental importance require the affirmative vote of at least three-quarters of the share capital present or represented in the voting at the time of adoption of the resolution. Resolutions of fundamental importance include, in particular, capital increases with exclusion of subscription rights, capital decreases, the creation of authorized or conditional share capital, the dissolution of a company, a merger into or with another company, split-offs and split-ups, the conclusion of inter-company agreements (Unternehmensverträge) as defined in the German Stock Corporation Act (Aktiengesetz) (in particular domination agreements (Beherrschungsverträge) and profit and loss transfer agreements (Ergebnisabführungsverträge) or a combination thereof), and a change of the company’s purpose or legal form.

Neither German law nor our articles of association provide for a minimum participation requirement to form a quorum at our shareholders’ meetings.

A company’s articles of association may set forth for a period of no more than five years (with the potential for renewal by way of a shareholders’ resolution) that a general shareholders’ meeting shall be held as virtual meeting or may authorize the management board to decide to hold a general shareholders’ meeting as virtual meeting without the physical presence of the shareholders or their proxies at the place of the meeting. Such virtual meeting must comply with, among others, the following requirements: shareholders must be able to exercise voting rights by way of electronic communication or via proxies; shareholders shall be able to submit statements on agenda items ahead of the meeting by way of electronic communication; there must be audio and video transmission of the whole meeting; shareholders who have electronically tuned into the meeting shall be able to speak at the meeting and to submit applications or voting proposals, in each case by way of video communication during the meeting, and to contest any resolution adopted at the meeting by way of electronic communication; shareholders shall be able to request information by way of electronic communication. Currently, our articles of association do not include such a provision.

Dividends

Under German law, distributions of dividends on shares for a given fiscal year are generally determined by a process in which the management board and supervisory board submit a proposal to our annual general shareholders’ meeting held in the subsequent fiscal year and such annual general shareholders’ meeting adopts a resolution.

German law provides that a resolution concerning dividends and distribution thereof may be adopted only if the company’s unconsolidated financial statements prepared in accordance with German law show net retained profits. In determining the profit available for distribution, the result for the relevant year must be adjusted for profits and losses brought forward from the previous year and for withdrawals from or transfers to reserves. Certain reserves are required by law and must be deducted when calculating the profit available for distribution.

Shareholders participate in profit distributions in proportion to the number of shares they hold. Dividends on shares resolved by the general shareholders’ meeting are paid annually, shortly after the general shareholders’ meeting, in compliance with the rules of the respective clearing system. Dividend payment claims are subject to a three-year statute of limitation in the company’s favor.

Liquidation Rights

Apart from liquidation as a result of insolvency proceedings, we may be liquidated only with a vote of the holders of at least three-quarters of the share capital represented at the shareholders’ meeting at which such a vote is taken. If we are liquidated, any assets remaining after all of our liabilities have been paid off would be distributed among our shareholders in proportion to their holdings in accordance with German statutory law. The German Stock Corporation Act (Aktiengesetz) provides certain protections for creditors which must be observed in the event of liquidation.

Authorization to Acquire Our Own Shares

We may not acquire our own shares unless authorized by the shareholders’ meeting or in other very limited circumstances as set out in the German Stock Corporation Act (Aktiengesetz). Shareholders may not grant a share repurchase authorization lasting for more than five years. The German Stock Corporation Act (Aktiengesetz) generally limits repurchases to 10% of our share capital and resales must generally be made either on a stock exchange, in a manner that treats all shareholders equally, or in accordance with the rules that apply to subscription rights relating to a capital increase.

The shareholders’ meeting adopted a resolution on August 14, 2023 authorizing the management board, for a period until August 13, 2028, subject to the consent of the supervisory board and provided it complies with the legal requirement of equal treatment, to purchase our shares in an amount up to 10% of the lower of our total share capital existing on August 14, 2023 or our total share capital existing at the time the authorization is exercised. At the discretion of the management board, such purchase may be effected on the stock market or by means of a public offer or a public solicitation to submit sales offers. Any repurchase is only permissible if, at the time of acquisition, the company could form a reserve in the amount of the acquisition costs without reducing the share capital or a reserve to be formed in accordance with the law or the articles of association that may not be used for payments to shareholders.

The management board is generally authorized to use treasury shares for all legally permissible purposes.

Squeeze-Out of Minority Shareholders

Under German law, the shareholders’ meeting of a stock corporation (Aktiengesellschaft) may resolve upon request of a shareholder that holds at least 95% of the share capital that the shares held by any remaining minority shareholders be transferred to this shareholder against payment of “adequate cash compensation” (Ausschluss von Minderheitsaktionären). This amount must take into account the full value of the company at the time of the resolution, which is generally determined using the future earnings value method (Ertragswertmethode).

A squeeze-out in the context of a merger (umwandlungsrechtlicher Squeeze-Out) only requires a majority shareholder to hold at least 90% of the share capital.

Shareholder Notification Requirements

In accordance with the provisions of the German Stock Corporation Act (Aktiengesetz), an enterprise has to inform a stock corporation (Aktiengesellschaft) without undue delay and in text form when it holds more than 25% or more than 50% of the shares in the company, or when it no longer exceeds any of these thresholds. Following receipt of the written notification, the corporation has to publish this information without undue delay in the German Federal Gazette (Bundesanzeiger).

Differences in Corporate Law

The applicable provisions of the German Stock Corporation Act (Aktiengesetz) differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the German Stock Corporation Act (Aktiengesetz) applicable to us and the Delaware General Corporation Law (“DGCL”) relating to shareholders’ rights and protections.

Holders of ADSs are not treated as our shareholders, unless they withdraw the shares underlying the ADSs from the depositary. The depositary and the custodian for the depositary are the holders of the ordinary shares underlying the ADSs. Holders of ADSs, therefore, do not have any rights as shareholders of our company, other than the rights that they have pursuant to the deposit agreement.

	Germany	Delaware
Board System

Under German law, a stock corporation has a two-tier board structure composed of the management board (Vorstand) and the supervisory board (Aufsichtsrat).

The management board is responsible for running the company’s day-to-day business and affairs and representing the company in dealings with third parties.

The supervisory board has a control and supervisory function. The supervisory board does not actively manage the company but certain management board actions require the approval of the supervisory board.

Under Delaware law, a corporation has a unitary board structure and it is the responsibility of the board of directors to appoint and oversee the management of the corporation on behalf of and in the best interests of the shareholders of the corporation.

Management is responsible for running the corporation and overseeing its day-to-day operations.

Number of Board Members / Directors

Under German law, the management board of a stock corporation must have at least one member; if the company’s share capital exceeds EUR 3 million, the management board must have at least two members, unless the company’s articles of association set forth that the management board consists of one member.

The supervisory board of a stock corporation consists of three members, unless the company’s articles of association set forth a higher number of—depending on the share capital—no more than 21 members, provided that the number of supervisory board members must be divisible by three if this is necessary for the fulfilment of any applicable employee co-determination requirements.

Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws, unless the certificate of incorporation otherwise fixes the number of directors.

Supervisory board members are elected by the shareholders’ meeting to the extent they are not (i) to be appointed by one or more individual shareholders based on delegation rights of in total up to one third of the supervisory board members for such shareholders provided for in the company’s articles of association or (ii) to be elected by employees under any applicable co-determination rules.

The German One-Third Employee Participation Act, (Drittelbeteiligungsgesetz) applies to companies that have at least 500 employees in Germany, and the German Co-Determination Act (Mitbestimmungsgesetz) applies to companies that have at least 2,000 employees in Germany. These rules result in different appointment rules for supervisory board members: In companies that are subject to the German One-Third Employee Participation Act, two-thirds of supervisory board members are representatives of the shareholders, while one-third are representatives of the employees. In companies which are subject to the German Co-Determination Act, half of the supervisory board members are representatives of the shareholders and the other half are representatives of the employees. In the event of a tie, the Chairperson has the tie-breaking vote. The employee representatives in the supervisory board are elected by the employees following certain procedures set forth in applicable law.

Additionally, the supervisory board of listed German stock corporations that are subject to the German Co-Determination Act must be composed of at least 30% women and at least 30% men.

Germany	Delaware
Appointment and Removal of Board Members / Directors

Members of the management board of a German stock corporation are appointed by the supervisory board for a maximum period of five years. Reappointment, including repeated reappointment, is permissible. The supervisory board may remove a member of the management board prior to the expiration of his or her term only for good cause, such as for gross breach of duties, inability to properly manage the company or if the shareholders’ meeting passes a vote of no-confidence with respect to such member, unless such vote of no-confidence was passed on obviously unreasonable grounds. The shareholders are not entitled to appoint or dismiss the members of the management board.

Under German law, a member of a supervisory board may be elected for a term of up to approximately five years depending on the date of the annual shareholders’ meeting at which such member is elected and the meeting at the end of which the term expires. Reelection, including repeated reelection, is permissible. Prior to the expiration of his or her term, supervisory board members who have been elected by the shareholders’ meeting may be removed by a resolution of the general meeting requiring a three-quarter majority of the votes cast, unless otherwise provided by the company’s articles of association. Any supervisory board members who are appointed pursuant to an appointment right may be removed and replaced by the person entitled to exercise such appointment right. The removal and replacement of supervisory board members elected by the company’s employees is governed by the applicable employee codetermination laws.

Under Delaware law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (a) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is classified, shareholders may effect such removal only for cause, or (b) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which such director is a part.

Vacancies on the Boards

Under German law, vacant positions on the management board are filled by the supervisory board in accordance with the general rules of appointment. The relevant supervisory-board resolution is generally adopted by a simple majority of the votes cast, unless the company’s articles of association require a different majority or the German Co-Determination Act applies, which initially requires at least two-thirds of the votes of the supervisory board’s members. In urgent cases, if a required management board member is missing, the competent court must, upon application by an interested party, appoint a member. The office of the court-appointed member ends as soon as the deficiency is remedied.

If the number of supervisory board members falls below the number of members required for a quorum, or has remained below the number of members prescribed by law or the articles of association for more than three months, the competent court must, upon application by the management board, a member of the supervisory board or a shareholder, appoint the number of members necessary to restore the quorum or the prescribed number, respectively. If the German Co-Determination Act applies, an application may also be made by 10% of the eligible employees or executive employees. In urgent cases, the court must, upon application, restore the prescribed number even before the three-month period has expired. The office of a court-appointed supervisory board member ends as soon as the deficiency is remedied.

Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director. Where the holders of a particular class or series of stock are entitled under the certificate of incorporation to elect one or more directors, vacancies and newly created directorships with respect to such directors may be filled by a majority of the directors elected by such class or series then in office, or by a sole remaining director so elected.

Germany	Delaware
Annual Shareholders’ Meeting	Under German law, a stock corporation must hold an annual shareholders’ meeting within the first eight months of its financial year. Unless otherwise provided for in the articles of association, the shareholders’ meeting shall be held at the company’s seat or, if the company’s shares are admitted to trading on the regulated market of a German stock exchange, at the seat of such stock exchange. A company’s articles of association may set forth for a period of no more than five years (with the potential for renewal by way of a shareholders’ resolution) that a general shareholders’ meeting shall be held as virtual meeting or may authorize the management board to decide to hold a general shareholders’ meeting as virtual meeting without the physical presence of the shareholders or their proxies at the place of the meeting. Such virtual meeting must comply with, among others, the following requirements: shareholders must be able to exercise voting rights by way of electronic communication or via proxies; shareholders shall be able to submit statements on agenda items ahead of the meeting by way of electronic communication; there must be audio and video transmission of the whole meeting; shareholders who have electronically tuned into the meeting shall be able to speak at the meeting and to submit applications or voting proposals, in each case by way of video communication during the meeting, and to contest any resolution adopted at the meeting by way of electronic communication; shareholders shall be able to request information by way of electronic communication.	Under Delaware law, unless directors are elected by written consent in lieu of an annual meeting as permitted by the law, an annual meeting of shareholders shall be held for the election of directors on a date and at a time designated by or in the manner provided in the bylaws. The place of the meeting may be designated by or in the manner provided in the certificate of incorporation or bylaws or, if not so designated, as determined by the board of directors.

Calling of Shareholders’ Meetings	Under German law, extraordinary shareholders’ meetings, in addition to the annual shareholders’ meetings, may be called by the management board or, if calling a meeting is required in the best interest of the company, the supervisory board. Shareholders holding shares representing at least 5% of the company’s share capital (or such lower percentage as may be provided for in the articles of association) may request, stating the purpose and reasons for such request, that the management board convenes an extraordinary shareholders’ meeting. If the management board does not convene a shareholders’ meeting upon such a request, the shareholders may petition the German court having jurisdiction for authorization to convene a shareholders’ meeting.	Under Delaware law, special meetings of the shareholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

Germany	Delaware
Notice of Shareholders’ Meetings

Under German law, unless a longer period is provided for in the articles of association, a shareholders’ meeting must be convened at least 30 days before the date of the meeting. If participation in the meeting or the exercise of voting rights is subject to prior registration under the company’s articles of association, which is typically the case, this period is extended by the registration period. The convocation for the meeting must at least specify the name of the company, the statutory seat of the company as well as the location, date and time of the shareholders’ meeting and must contain the agenda. Generally, for each agenda item on which shareholders are to vote, proposals for resolution must be included. Listed companies must provide additional information about pre-conditions for participating, shareholder rights, voting procedures and where certain information is available.

The statutory requirements governing the convening of a shareholders’ meeting need not be observed if all shareholders are present or represented and no shareholder objects to the adoption of resolutions.

Under Delaware law, unless otherwise provided by the DGCL, written or electronic notice of any meeting of the shareholders must be given to each shareholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting. The notice must state the place, if any, date and hour of the meeting, the means of remote communication, if any, by which shareholders and proxyholders may be deemed present in person and vote, and the record date for determining shareholders entitled to vote if different from the record date for determining shareholders entitled to notice; in the case of a special meeting, the notice must also state the purpose or purposes of the meeting.

Proxy Voting

Under German law, a shareholder may authorize another person to attend, speak and vote at a shareholders’ meeting of the company on such shareholder’s behalf by proxy.

With respect to management board meetings, a management board member may participate in a vote by written vote issued to, and presented at the meeting by, another management board member.

With respect to supervisory board meetings, a supervisory board member may participate in a vote by written vote issued to, and presented at the meeting by, another supervisory board member or a third party entitled to attend the supervisory board meeting.

Under Delaware law, at any meeting of shareholders, a shareholder may designate another person to act for such shareholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

Preemptive / Subscription Rights	Under German law, existing shareholders have statutory subscription rights with respect to new shares issued in a capital increase against contributions and to convertible bonds and certain similar instruments, in proportion to their existing participation in the company’s share capital. These rights may be excluded in whole or in part by a shareholders’ resolution adopted by a majority representing at least three-quarters of the share capital represented at the meeting, provided that the exclusion is objectively justified in the interests of the company. Exclusion of subscription rights is permissible, in particular, if (1) the capital increase is in exchange for cash contributions, (2) does not exceed 20% of the share capital and (3) the issue price is not significantly lower than the market price at a stock exchange. In the case of authorized capital, a shareholders’ resolution adopted with the same majority may authorize the management board for an amount of up to 50% of the company’s existing share capital and a period of up to five years to decide on the exclusion, subject to the supervisory board’s approval and the justification requirement described above. No separate resolution on the exclusion of subscription rights is required if all shareholders waive their statutory subscription rights.	Under Delaware law, shareholders have no preemptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation.

Germany	Delaware
Authority to Allot	Under German law, the management board may not allot shares, grant rights to subscribe for shares or to convert any security into shares, unless the management board has been granted such authority for a period of up to five years by a resolution of the company’s shareholders’ meeting amending the articles of association, subject to the approval of the supervisory board, in each case in accordance with the provisions of the German Stock Corporation Act. The general rules on preemptive / subscription rights described above apply.	Under Delaware law, the board of directors may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the corporation, or any combination thereof. Stock may be issued in one or more transactions, in the numbers, at the times and for the consideration set forth in a resolution of the board of directors. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of the consideration (or minimum consideration) received by the corporation for the issuance of stock is conclusive.

Voting Rights	Under German law, each share, except for statutory preferred non-voting shares (nicht stimmberechtigte Vorzugsaktien), entitles its holder to vote at the shareholders’ meeting, with voting rights being exercised, in the case of no-par value shares, according to their number, subject to certain statutory exceptions. While German law does not provide for a minimum attendance quorum for general meetings, the company’s articles of association may so provide. In general, resolutions adopted at a shareholders’ meeting may be passed by a simple majority of votes cast, unless a higher majority is required by law or under the company’s articles of association.	Delaware law provides that, unless otherwise provided in the certificate of incorporation, each shareholder is entitled to one vote for each share of capital stock held by such shareholder.

Shareholder Vote on Certain Transactions	Under German law, certain shareholders’ resolutions of fundamental importance require a majority of at least three-quarters of the share capital present or represented in the vote. Resolutions of fundamental importance include, in particular, capital increases with exclusion of subscription rights, capital decreases, the creation of authorized or conditional share capital, the dissolution of a company, a merger into or with another company, split-offs and split-ups, the conclusion of inter-company agreements (Unternehmensverträge), in particular domination agreements (Beherrschungsverträge) and profit and loss transfer agreements (Ergebnisabführungsverträge), and a change of the legal form of a company.

Generally, under Delaware law and subject to certain exceptions, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:

●     the approval of the board of directors; and

●     approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

Germany	Delaware
Liability of Directors and Officers

Under German law, any provision, whether contained in the company’s articles of association or any contract or otherwise, that purports to exempt a management board or supervisory board member from any liability that would otherwise result from any negligence, default, breach of duty or breach of trust in relation to the company is void.

Under German law, members of both the management board and members of the supervisory board are liable to the company, and in certain cases to creditors, for any damage caused due to a breach of such member’s duty of care. Apart from insolvency or special circumstances, only the company has the right to claim damages from members of either board; direct liability of board members vis-à-vis shareholders is limited to exceptional cases, such as intentional immoral harm (vorsätzliche sittenwidrige Schädigung) under tort law.

The company may waive claims for damages against a management board or supervisory board member only after the expiry of three years and with the approval of such waiver by the shareholders’ meeting, unless shareholders who, in the aggregate, hold one-tenth or more of the company’s share capital object to the waiver and have their objection formally recorded in the minutes of the shareholders’ meeting by a German civil law notary.

Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director or certain officers to the corporation or its shareholders for monetary damages arising from a breach of fiduciary duty as a director or officer. However, no such provision can eliminate or limit the liability of:

●      a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its shareholders;

●      a director or officer for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●      a director under Section 174 of the DGCL;

●      a director or officer for any transaction from which the director or officer derives an improper personal benefit; or

●      an officer in any action by or in the right of the corporation.

Standard of Conduct for Directors and Officers

Under German law, management board members and supervisory board members must conduct their affairs with “the care and diligence of a prudent business person,” or a prudent supervisory board member, as the case may be, and act in the best interests of the company. In restructuring proceedings, management board members must also safeguard the interests of creditors as a whole. The scope of the fiduciary duties of management board members and supervisory board members is determined by German legislation and interpreted by the German courts.

Statutory and fiduciary duties of members of the management board to the company include, among others:

●   to act in accordance with the law, the company’s articles of association and the rules of procedure for the management board, if any;

●   to report to the supervisory board on a regular basis as well as on certain important occasions;

●   to exercise reasonable care, skill and diligence;

●   to maintain a proper accounting system;

●   to not compete, directly or indirectly, with the company without permission by the supervisory board; and

●   after the company becomes illiquid or over-indebted, not to make payments on behalf of the company unless they are consistent with the care of a prudent and conscientious manager.

The DGCL does not comprehensively codify the general standard of conduct applicable to directors. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act in good faith and without improperly subordinating the interests of the corporation to their personal interests, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the shareholders.

Directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its shareholders. The duty of care generally requires that a director act with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position to obtain improper personal benefit. When the business judgment rule applies, decisions of directors are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interest of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Delaware courts have also applied enhanced judicial scrutiny to certain defensive measures adopted by directors in response to a perceived threat to corporate control.

In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or breakup of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the shareholders.

	Germany	Delaware

Members of the supervisory board owe corresponding duties of care and loyalty to the company, taking into account their supervisory role. In particular, their duties include:

●      to effectively supervise the company’s affairs and the management board;

●      to evaluate and issue a resolution on certain transactions which may only be carried out by the management board with the consent of the supervisory board;

●      to review and, generally, approve the company’s financial statements;

●      to appoint the management board members and to represent the company in transactions between the company and members of the management board; and

●      to approve service contracts between individual members of the management board and the company.

Shareholder Suits

Under German law, generally, the company, rather than its shareholders, is the proper claimant in an action with respect to a wrong committed against the company or an irregularity in the company’s internal management or supervision. Accordingly, such claims are generally brought by the company represented by its management board, or, in the case of a wrong committed by a member of the management board, by the supervisory board.

Additionally, pursuant to German case law, the supervisory board is generally obliged to pursue the company’s claims against the management board, unless in exceptional circumstances it is in the best interest of the company not to pursue such claims.

The company is obliged to pursue its claims against the relevant individuals if so resolved by the shareholders’ meeting with a simple majority of votes cast. Such claims are ordinarily pursued by the management board or, if a claim is made against a member of the management board, by the supervisory board.

The shareholders’ meeting may appoint a special representative to pursue such claims on behalf of the company. If the shareholders’ meeting rejects a proposal to appoint a special representative, shareholders holding shares representing at least 1% of the company’s share capital or an aggregate pro rata amount of at least €100,000 may apply to the court having jurisdiction over the company for the appointment of a special representative.

If a creditor cannot obtain satisfaction from the company, the creditor may pursue the company’s damage claims against members of the management board or supervisory board, generally only in the case of a gross breach of duty.

If the company refuses to bring claims against members of its management board or supervisory board for damages suffered by the company as a result of dishonesty or a gross violation of the law or the articles of incorporation, shareholders holding alone or together with other shareholders 1% of the company’s share capital or an aggregate pro rata amount of at least €100,000 may petition to the competent to allow them to bring claims in their own names, seeking recovery for the company, subject to further requirements (Klagezulassungsverfahren).

Under Delaware law, a shareholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

(1)  state that the plaintiff was a shareholder at the time of the transaction with respect to which the plaintiff complains or that the plaintiff’s shares thereafter devolved on the plaintiff by operation of law; and

(2)   (i) allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action or (ii) state the reasons for not making the effort.

Additionally, the plaintiff must remain a shareholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

Description of American Depositary Shares

American Depositary Shares

The Bank of New York Mellon, as depositary, will register and deliver ADSs. Each ADS will represent two ordinary shares (or a right to receive two ordinary shares) deposited with The Bank of New York Mellon SA/NV, as custodian for the depositary. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The deposited shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the ADSs will be administered and its principal executive office are located at 240 Greenwich Street, New York, NY 10286.

You may hold ADSs either (a) directly (i) by having an American Depositary Receipt (“ADR”), which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (b) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder (“ADS holder”). If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution for more information regarding those products. Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. German law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. Directions on how to obtain copies of those documents are described in “Where You Can Find More Information.”

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

Cash. The depositary will convert any cash dividend or other cash distribution we pay on our ordinary shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See Item 10. “Additional Information—E. Taxation” in our Annual Report on Form 20-F for the year ended December 31, 2025. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

Shares. The depositary may distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell ordinary shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed ordinary shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional ordinary shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

There can be no assurance that you will be given the opportunity to exercise rights on the same terms and conditions as the holders of our ordinary shares or be able to exercise such rights at all.

Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, equitable and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. Except as may otherwise be provided in separate agreements entered into by us, the deposit agreement does not obligate us to register ADSs, shares, rights or other securities under the Securities Act or to take any other action to permit the distribution of ADSs, shares, rights or other securities to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities. Under certain circumstances, the right to surrender ADSs and withdraw deposited securities may be suspended temporarily.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited ordinary shares their ADSs represent at any meeting at which you are entitled to vote pursuant to applicable law and our articles of association. Upon receipt of notice of any shareholders’ meeting, the depositary will notify you of such shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of Germany and the provisions of our articles of association or similar documents, to vote or to have its agents vote the ordinary shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you will not be able to exercise voting rights unless you surrender your ADSs and withdraw the ordinary shares. However, you may not know about the meeting enough in advance to withdraw the ordinary shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your ordinary shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your ordinary shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to Deposited Securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 40 days in advance of the meeting date.

The depositary will not vote or attempt to exercise the right to vote or exercise any voting discretion, other than in accordance with such instructions received or deemed to have been received from any ADS holder.

If we asked the depositary to solicit your instructions at least 40 days before the meeting date but the depositary does not receive voting instructions from you by the specified date, and we confirm to the depositary that:

●	we wish to receive a discretionary proxy,

●	as of the instruction cutoff date, we reasonably do not know of any substantial shareholder opposition to the particular question and

●	the particular question would not be materially adverse to the interests of our shareholders,

then the depositary will consider you to have authorized and directed it to give a discretionary proxy to a person designated by us to vote the number of deposited securities represented by your ADSs as to that question.

Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)

Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$0.05 (or less) per ADS	Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders

$0.05 (or less) per ADS per calendar year	Depositary services

Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Expenses of the depositary	Cable and facsimile transmissions (when expressly provided in the deposit agreement)

Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish. If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs. If there is any change in the deposited securities such as a subdivision, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if:

●	60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

●	we delist our shares from an exchange on which they were listed and do not list the shares on another exchange;

●	we appear to be insolvent or enter insolvency proceedings;

●	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

●	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

●	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

●	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

●	are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

●	are not liable if we or it exercises discretion permitted under the deposit agreement;

●	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

●	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

●	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system;

●	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person; and

●	the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of ordinary shares, the depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

●	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

●	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying ordinary shares at any time except:

●	when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our ordinary shares;

●	when you owe money to pay fees, taxes and similar charges; or

●	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Jury Trial Waiver

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver is enforceable in the facts and circumstances of that case in accordance with applicable case law.

Directors, Senior Management and Employees

Compensation

The following discussion updates certain information under Item 6. “Directors, Senior Management and Employees—B. Compensation” in our Annual Report on Form 20-F for the year ended December 31, 2025, which is incorporated by reference into this prospectus.

Compensation of Supervisory Board Members

In accordance with German law and our articles of association, the compensation of our supervisory board is determined by our annual general meeting and is submitted for approval at least every four years. At the annual general meeting held on May 15, 2026, our shareholders approved the following compensation system, effective as of January 1, 2026:

●	Each member of the supervisory board receives fixed compensation in the amount of $100,000 per annum.

●	The chairperson of the risk and audit committee receives additional fixed compensation in the amount of $50,000 per annum. Chairpersons and members of other committees of the supervisory board do not receive any additional compensation.

●	No variable compensation is granted to members of the supervisory board.

●	At our discretion, the compensation may be settled in cash, partly in cash and partly in shares of our company or fully in shares of our company. We may apply different proportions of cash and share settlement to different roles and may modify such proportions from year to year. Shares granted in settlement of compensation claims are not subject to a holding period.

●	Members of the supervisory board who serve on the supervisory board, or as chairperson of the supervisory board or of a committee of the supervisory board, for only part of a financial year receive a pro rata portion of the applicable compensation for each full calendar month of service.

●	The compensation is generally payable in two installments, with the first installment payable after the first six months of the financial year and the second installment payable after the end of the financial year.

●	The members of the supervisory board are entitled to reimbursement of their reasonable out-of-pocket expenses incurred in the performance of their duties as supervisory board members, as well as any value-added tax on their compensation and out-of-pocket expenses.

●	The members of the supervisory board are included, where existing, in our company’s D&O liability insurance, the cost of which is borne by us.

Compensation of the Members of our Management Board

Pursuant to section 120a(1) sentence 1 of the German Stock Corporation Act, our shareholders must approve a remuneration system for the members of our management board as proposed by our supervisory board at least every four years. Our shareholders approved our management board remuneration system, effective as of January 1, 2026, at the annual general meeting held on May 15, 2026.

The compensation system for our management board has been set with a view to promoting our corporate strategy and long-term development. It has both fixed and variable components. The compensation system for members of our management board is summarized below:

Our core strategy is focused on both growth, which includes the goal to gain a leadership position across markets, to increase the number of sellers on our platform and to build for the long-term. Management board compensation takes into account the development of our Gross Merchandise Volume (“GMV”), which corresponds to the total value of orders for products and services, including shipping fees, value added tax, and before deductions of any discounts or vouchers, irrespective of cancellations or returns for the relevant period. An increase in GMV implies an increase in the usage of our marketplace and is an indicator for our growth. Although growth is a core objective, we also place a high value on stabilizing the company and taking it to profitability. Therefore, a profitability measure can optionally be considered in the short-term remuneration component and is furthermore set in the long-term variable remuneration component, supporting the fulfillment of our strategy to create a profitable and sustainable business.

We have entered into service agreements with the members of our management board. These agreements generally provide for non-performance-based, i.e. fixed, and performance-based, i.e. variable, compensation components. The fixed compensation component includes the base salary and fringe benefits, while the variable compensation component includes virtual restricted stock units. In addition to these fixed and variable compensation components under the terms of their service agreements, the members of our management board are entitled to specific insurance benefits (including accident and directors’ and officers’ insurance) and reimbursement of necessary and reasonable disbursements.

We believe that the agreements between us and the members of our management board provide for payments and benefits (including upon termination of employment) that are in line with customary market practice.

Each year, we publish a compensation report that complies with the legal requirements of Section 162 of the German Stock Corporation Act (AktG).

Additional information

Exchange Controls

There are currently no legal restrictions in Germany on international capital movements and foreign exchange transactions, except in limited embargo circumstances (Teilembargo) relating to certain areas, entities or persons as a result of applicable resolutions adopted by the United Nations and the EU. Restrictions currently exist with respect to, among others, Afghanistan, Belarus, Burundi, Central African Republic, Democratic Republic of the Congo, Guinea, Guinea-Bissau, Haiti, Iran, Iraq, Lebanon, Libya, Mali, Moldova, Myanmar, Nicaragua, Niger, North Korea, Somalia, South Sudan, Sudan, Syria, Tunisia, Ukraine, Venezuela, Yemen and Zimbabwe. In response to Russia’s large-scale military action against Ukraine, a number of states and other organizations, including the EU, have imposed broad-based measures against Russia, Russian persons and transactions.

For statistical purposes, there are, however, limited notification requirements regarding transactions involving cross-border monetary transfers. With some exceptions, (i) German residents, including corporations and individuals, must report to the German Central Bank (Deutsche Bundesbank) any payment received from, or made to, a non-resident corporation or individual that exceeds €50,000 (or the equivalent in a foreign currency), and (ii) German residents other than individuals and certain exempt financial and investment entities must report to the German Central Bank (Deutsche Bundesbank) if the sum either of claims against or the liabilities to non-residents exceeds €6,000,000 (or the equivalent in a foreign currency) at the end of any calendar month. Payments include cash payments, payments made by direct debit, checks and bills, transfers of crypto-assets, remittances denominated in euros and other currencies made through financial institutions, as well as netting and clearing arrangements. Interest payments on foreign bonds and money market instruments are not subject to reporting.

German Taxation

The following discussion updates the discussion under Item 10. “Additional Information—E. Taxation—German Taxation” in our Annual Report on Form 20-F for the year ended December 31, 2025, which is incorporated by reference into this prospectus and addresses certain German tax consequences of acquiring, owning or disposing of any ADSs. With the exception of the subsection “German Taxation of Holders of ADSs—Taxation of Holders Tax Resident in Germany” below, which provides an overview of dividend and capital gain taxation of holders that are tax residents in Germany, this discussion applies only to U.S. treaty beneficiaries (defined under Item 10. “Additional Information—E. Taxation—German Taxation” in our Annual Report on Form 20-F for the year ended December 31, 2025) that acquire our ADSs.

This discussion is based on domestic German tax laws, including, but not limited to, circulars issued by German tax authorities, which are not binding for German courts, and the Treaty (defined below). It is based upon tax laws in effect at the time of filing of this prospectus. These laws are subject to change, possibly with retroactive effect. In addition, this discussion is based upon the assumption that each obligation in the deposit agreement and any related agreement will be performed in accordance with its terms. It does not purport to be a comprehensive or exhaustive description of all German tax considerations that may be of relevance in the context of acquiring, owning and disposing of ADSs. There is no assurance that German tax authorities will not challenge one or more of the tax consequences described in this section.

The tax information presented in this section is not a substitute for tax advice. Prospective holders of ADSs should consult their own tax advisors regarding the German tax consequences of the purchase, ownership, disposition, donation or inheritance of ADSs in the light of their particular circumstances, including the effect of any state, local, or other foreign or domestic laws or changes in tax law or interpretation. The same applies with respect to the rules governing the refund of any German dividend withholding tax (Kapitalertragsteuer) withheld. Only an individual tax consultation can appropriately account for the particular tax situation of each investor.

The Company does not assume any responsibility for withholding tax at source.

German Taxation of Holders of ADSs

General

Based on the Circular issued by the German Federal Ministry of Finance (BMF-Schreiben), dated May 24, 2013, reference number IV C 1-S2204/12/10003, as amended by the Circular dated December 18, 2018, reference number IV C 1-S2204/12/10003, in respect of the taxation of American Depositary Receipts (“ADRs”) on domestic shares (jointly the “ADR Tax Circular”), for German tax purposes, the ADSs should represent a beneficial ownership interest in the underlying shares of the Company and should qualify as ADRs within the meaning of the ADR Tax Circular even though it has to be noted that the ADR Tax Circular does not explicitly address ADSs. If the ADSs qualify as ADRs under the ADR Tax Circular, dividends would accordingly be attributable to holders of the ADSs for German tax purposes, and not to the legal owner of the ordinary shares (i.e., the financial institution on behalf of which the ordinary shares are stored at a domestic depository for the ADS holders). Furthermore, holders of the ADSs should be treated as beneficial owners of the capital of the Company with respect to capital gains (see below in section “German Taxation of Capital Gains of the U.S. Treaty Beneficiaries of the ADSs”). However, investors should note that Circulars published by the German tax authorities (including the ADR Tax Circular) are not binding for German courts, including German tax courts, and it is unclear whether a German court would follow the ADR Tax Circular in determining the German tax treatment of the ADSs. For the purpose of this German tax section, it is assumed that the ADSs qualify as the ADRs within the meaning of the ADR Tax Circular.

Taxation of Holders Not Tax Resident in Germany

The following discussion describes material German tax consequences for a holder that is a U.S. treaty beneficiary of acquiring, owning and disposing of the ADSs. For purposes of this discussion, a “U.S. treaty beneficiary” is a resident of the United States for purposes of the Convention between the United States of America and the Federal Republic of Germany for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital and to Certain Other Taxes as of June 4, 2008 (Abkommen zwischen der Bundesrepublik Deutschland und den Vereinigten Staaten von Amerika zur Vermeidung der Doppelbesteuerung und zur Verhinderung der Steuerverkürzung auf dem Gebiet der Steuern vom Einkommen und vom Vermögen und einiger anderer Steuern in der Fassung vom 4. Juni 2008) (the “Treaty”), who is eligible for the relevant benefits under the Treaty.

A holder will be a U.S. treaty beneficiary entitled to full Treaty benefits in respect of the ADSs if it is, inter alia:

●	the beneficial owner of the ADSs (and the dividends paid with respect thereto);

●	a U.S. holder (as defined below under Item 10. “Additional Information—E. Taxation—U.S. Taxation” in our Annual Report on Form 20-F for the year ended December 31, 2025);

●	not also a resident of Germany for German tax purposes; and

●	not subject to the limitation on benefits restrictions (i.e., anti-avoidance treaty shopping article 28 of the Treaty or German domestic rules) that applies in limited circumstances.

Special rules apply to pension funds and certain other tax-exempt investors.

This discussion does not address the treatment of ADSs (i) held in connection with a permanent establishment or fixed base through which a U.S. treaty beneficiary carries on business or performs personal services in Germany or (ii) which are part of business assets for which a permanent representative in Germany has been appointed.

General Rules for the Taxation of Holders Not Tax Resident in Germany

Non-German resident holders of ADSs are subject to German taxation with respect to certain German source income (beschränkte Steuerpflicht). Income from the shares should be attributed to the holder of the ADSs for German tax purposes in line with the principles of the ADR Tax Circular. Consequently, income from the ADSs should be treated as German source income, as income from a corporation with a statutory seat and/or its place of central management in Germany. However, the repayment of capital contributions (Einlagenrückgewähr) for tax purposes is considered as reduction of the acquisition costs of the respective shares rather than as dividend payment (subject to proper tax declaration by the company in accordance with German tax law).

German Taxation of Dividends of the U.S. Treaty Beneficiaries of the ADSs

The full amount of a dividend distributed by the Company to a non-German resident holder which does not maintain a permanent establishment or fixed place of business or other taxable presence in Germany, and the ADSs of which do not form part of business assets for which a permanent representative in Germany has been appointed, is subject to (final) German withholding tax at a 25% rate plus a solidarity surcharge (Solidaritätszuschlag) of 5.5% on the amount of withholding tax (amounting in total to a rate of 26.375%) and church tax (Kirchensteuer), if applicable. The relevant dividend is deemed to be received for German tax purposes at the payout date as determined by the company’s general shareholders’ meeting, or if such date is not specified, the day after such general shareholders’ meeting. The amount of the relevant taxable income is based on the gross amount in Euro. The assessment basis for the withholding tax is the dividend approved by the shareholders’ meeting; any expenses and costs related to such taxable income in principle should not reduce the taxable income.

German withholding tax on capital investment income (Kapitalertragsteuer) is withheld and remitted to the competent German tax authorities by (i) the German disbursing agent (in particular, the German domestic credit or financial services institution (inländisches Kredit- or Finanzdienstleistungsinstitut), including domestic branches of such foreign enterprises), by the domestic securities trading company (inländisches Wertpapierhandelsunternehmen), or the German domestic securities trading bank (inländische Wertpapierhandelsbank) which keeps or administers the shares and disburses or credits the dividends to the holder or disburses the dividends to a foreign agent, (ii) the central securities depository (Wertpapiersammelbank) to which the shares were entrusted for collective custody if the dividends are disbursed to a foreign agent by such central securities depository (Wertpapiersammelbank), or (iii) by the company itself if and to the extent (a) shares held in collective custody (Sammelverwahrung) by the central securities depository (Wertpapiersammelbank), so-called “abgesetzte Bestände” (stock being held separately), or (b) under certain circumstances, in the event that electronic shares (elektronische Aktien) in the relevant company have been issued (“Dividend Paying Agent”).

This, however, will not apply if and to the extent that dividend payments are funded from the Company’s contribution account for tax purposes (steuerliches Einlagekonto) pursuant to Section 27 of the German Corporation Tax Act (Körperschaftsteuergesetz); in this case no withholding tax will be withheld. However, these payments will reduce the acquisition costs of the shares and may, consequently, result in or increase a taxable gain upon the disposal of the ADSs (see below “German Taxation of Capital Gains of the U.S. Treaty Beneficiaries of the ADSs”).

With respect to distributions made to a U.S. treaty beneficiary or any holder not tax resident in Germany, the withholding tax may be at least partially refunded in accordance with an applicable double taxation treaty Germany has entered into with the respective holder’s country of tax domicile if the ADRs neither form part of the assets of a permanent establishment or a fixed place of business in Germany, nor form part of business assets for which a permanent representative in Germany has been appointed. The withholding tax refund is generally granted by the German Federal Central Tax Office (Bundeszentralamt für Steuern) upon application in such a manner that the difference between the total amount withheld, including the solidarity surcharge, and the reduced withholding tax owed under the relevant double taxation treaty (15.0% for a U.S. treaty beneficiary) is refunded by the German Federal Central Tax Office.

A refund is not required if the Federal Central Tax Office has, upon application on the officially prescribed form, issued an exemption certificate (Freistellungsbescheinigung) which documents that the prerequisites for the application of the reduced withholding tax rates have been met. Dividends covered by the exemption certificate of the ADR holder are then only subject to the reduced withholding tax rates stipulated in the exemption certificate. An exemption certificate is only available for corporate ADR holders.

For example, for a declared dividend in the amount of €100, a U.S. treaty beneficiary initially receives €73.625 (€100 minus the 26.375% withholding tax including solidarity surcharge). The U.S. treaty beneficiary is entitled to a partial withholding tax refund from the German tax authorities in the amount of €11.375 of the gross dividend (of €100). As a result, the U.S. treaty beneficiary ultimately receives a total of €85 (85% of the declared dividend) following the refund of the excess withholding tax. However, investors should note that it is unclear how the German tax authorities will apply the refund process to dividends on the ADSs with respect to non-German resident holders of the ADSs. Further, such refund is subject to the German anti-avoidance treaty shopping rules (as described below in section “—Withholding Tax Refund for U.S. Treaty Beneficiaries”).

A reduced permitted German withholding tax rate of 5% would apply according to the Treaty provisions, if the U.S. treaty beneficiary is a corporation and holds directly at least 10% of the voting shares of the dividend paying company.

Withholding Tax Refund for U.S. Treaty Beneficiaries

U.S. treaty beneficiaries are generally eligible for treaty benefits under the Treaty, as described above in Section “—Taxation of Holders Not Tax Resident in Germany.” Accordingly, U.S. treaty beneficiaries are in general entitled to claim a refund of (i) the portion of the otherwise applicable 26.375% German withholding tax (which represents a withholding tax (Kapitalertragsteuer) plus a solidarity surcharge thereon) on dividends that exceed the applicable Treaty rate (generally 15%) and (ii) the full amount of German withholding tax (Kapitalertragsteuer), including the solidarity surcharge thereon, withheld on gains from the disposition of ADSs (in either case, subject to satisfying the applicable documentation requirements, including, as applicable, the presentation of a German withholding tax certificate). The application for such claim is generally to be filed with the Federal Central Tax Office (Bundeszentralamt für Steuern) within four years after the end of the calendar year in which the dividends or capital gains have been received (bezogen).

However, in respect of dividends, the refund described in the preceding paragraph is only possible if, due to special rules on the restriction of withholding tax credit, the following three cumulative requirements are met (the tests under (a) to (c) below are together described as the “minimum risk test”):

a.	the holder must qualify as beneficial owner of the ADSs for an uninterrupted minimum holding period of 45 days within a period starting 45 days prior to and ending 45 days after the due date of the dividends,

b.	the holder has been exposed (if taking into account claims of the holder from transactions reducing the risk of changes of the market value of the ADRs and corresponding claims of related parties of the holder) to at least 70.0% of the risk resulting from a decrease-in-value of the ADRs continuously during the minimum holding period (the minimum change-in-value risk (Mindestwertänderungsrisiko)), and

c.	the holder must not be obliged to fully or largely compensate directly or indirectly the dividends to third parties.

If these requirements are not met, then for a holder not being tax-resident in Germany who applied for a full or partial refund of the withholding tax pursuant to a double taxation treaty, no refund is available.

This restriction generally only applies, if (i) the tax on the dividends underlying the refund application is below a tax rate of 15% based on the gross amount of the dividends pursuant to a double taxation treaty and (ii) the holder is not a corporate entity which directly owns 10% or more of the shares in the company and is subject to income taxes in its state of residence, without being tax-exempt.

In addition to the aforementioned restrictions, in particular, pursuant to a Circular published by the German Federal Ministry of Finance dated July 9, 2021 IV C 1 — S 2252/19/10035 :014, the withholding tax credit may also be denied under the general German anti-abuse rule.

The special rule on the restriction of withholding tax credit does not apply to a holder if he has been, upon actual receipt of the dividend, the beneficial owner of the ADRs for a continuous period of at least one year, whereby ADRs of the holder acquired first are deemed to be sold first (first in – first out).

Further, such refund is subject to the German anti-avoidance treaty shopping rule according to Section 50d para 3 of the German Income Tax Act (Einkommensteuergesetz). With the Withholding Tax Relief Modernization Act (Abzugsteuerentlastungsmodernisierungsgesetz) as of 2 June 2021, Section 50d para 3 of the German Income Tax Act has been modified.

The holder, i.e., recipient of dividends, is only entitled to any relief from German withholding taxes if:

a.	it has shareholders who would also be entitled to the same treaty or directive relief if they directly received the dividends; or

b.	the source of income has a significant connection with a genuine economic activity of the holder; or

c.	it provides proof that there are no main purposes for the interposition of the foreign holder to obtain a tax advantage; or

d.	the main class of shares in the holder is traded substantially and regularly on a recognized stock exchange.

Under the German Withholding Tax Relief Modernization Act (Abzugsteuerentlastungsmodernisierungsgesetz), the withholding tax certificate for certain dividend income (including dividend income in respect of ADRs) will be replaced by an electronic notification to be submitted by the disbursing agent directly to the Federal Central Tax Office upon request of the holder. While the statutory framework for this electronic notification and relief mechanism is in place, the application of these requirements was deferred and, under current law, the electronic reporting requirements will apply to dividend income received after December 31, 2026. In particular with regard to ADRs, the disbursing agent will be required to include substantial additional information in the notification and will have to obtain certain confirmations from the issuer of the ADRs and will only be allowed to submit the notification (which will be a pre-requisite for any refund) to the Federal Central Tax Office once it has collected all required information.

The European Commission’s proposal for a Council Directive on the misuse of shell entities for improper tax purposes dated December 22, 2021, amended January 17, 2023 and referred to as Anti-Tax Avoidance Directive 3, has been withdrawn and is no longer being pursued in its proposed form. However, further requirements to the entitlement to claim withholding tax exemption or refunds may arise from future EU or German legislative initiatives.

German Taxation of Capital Gains of the U.S. Treaty Beneficiaries of the ADSs

Capital gains from the disposition of the ADSs realized by a non-German tax resident holder in case the ADSs neither form part of the assets of a permanent establishment or a fixed place of business or other taxable presence in Germany, nor form part of business assets for which a permanent representative in Germany will be treated as German source income and be subject to German (corporate) income tax if such holder at any time during the five years preceding the disposition, directly or indirectly, owned 1% or more of the Company’s share capital (or other equity related instruments, as specified by law), irrespective of whether through the ADSs or shares of the Company (“qualified holding”). If such holder had acquired the ADSs without consideration, the previous owner’s holding period and quota would be considered when calculating the above holding period and the participation threshold.

However, U.S. treaty beneficiaries are eligible for treaty benefits under the Treaty (as described above in the section “—General Rules for the Taxation of Holders Not Tax Resident in Germany”). Pursuant to the Treaty, U.S. treaty beneficiaries are not subject to German tax on any capital gain derived from the disposal of the ADSs, even in case of qualified holding and therefore should not be subject to German taxation on capital gains from the disposition of the ADSs.

If the shares are held in custody or administered by a credit institution, financial services institution, securities trading company or securities trading bank in Germany, including German branches of foreign credit institutions or financial services institutions, or if such an office executes the disposal of the shares and pays out or credits the capital gains (a “Domestic Paying Agent”), the tax on the capital gains will in general be satisfied by the Domestic Paying Agent withholding the withholding tax on investment income at an aggregate withholding tax rate of 26.375% (including solidarity surcharge (Solidaritätszuschlag)) plus church tax, if any, on the capital gain and transferring it to the tax authority for the account of the seller.

It should be noted that the German statutory law does not explicitly condition the obligation to withhold taxes on capital gains being subject to taxation in Germany under German statutory law or on an applicable income tax treaty permitting Germany to tax such capital gains. However, a Circular issued by the German Federal Ministry of Finance (BMF-Schreiben), dated May 14, 2025, reference number IV C 1-S2252/00075/016/070 – C00.7005.100.2.11962807 (replacing the Circulars dated May 19, 2022, December 20, 2022 and July 11, 2023), provides that German taxes on capital gains need not be withheld when the holder of the custody account is not a resident of Germany for tax purposes and the income is not subject to German taxation. The Circular further states that there is no obligation to withhold such tax even if the non-German resident holder owns 1% or more of the share capital of a German corporation. Although Circulars issued by the German Federal Ministry of Finance are in principle only binding on the German tax authorities, a Domestic Paying Agent is expected not to withhold tax on capital gains derived by a U.S. treaty beneficiary from the disposition of ADSs held in a custodial account in Germany, provided that the Domestic Paying Agent is able to establish the holder’s status as a non-German tax resident based on the information and documentation available to it. If it is unclear whether the holder is a non-German tax resident, the Domestic Paying Agent may rely on a certificate of residence issued by a foreign tax authority. In other cases, the U.S. treaty beneficiary may be entitled to claim a refund of the withholding tax from the German Federal Central Tax Office under the Treaty, as described above in the section “—Withholding Tax Refund for U.S. Treaty Beneficiaries”.

Taxation of Holders Tax Resident in Germany

This subsection provides an overview of dividend taxation regarding the general principles applicable to the Company’s holders of ADSs who have their tax domicile in Germany. A holder has its tax domicile in Germany if the place of residence, habitual abode, registered office, or place of management is in Germany.

The German dividend and capital gains taxation rules applicable to German tax residents require a distinction between ADSs held as private assets (Privatvermögen) and ADSs held as business assets (Betriebsvermögen).

ADSs as Private Assets (Privatvermögen)

Taxation of Dividends

If the ADSs are held as private assets (Privatvermögen) by a German tax resident individual, dividends are taxed as capital investment income (Einkünfte aus Kapitalvermögen) and are principally subject to 25% German flat rate income tax on capital investment income (Abgeltungsteuer) (plus a 5.5% solidarity surcharge (Solidaritätszuschlag) thereon, resulting in an aggregate rate of 26.375% plus church tax (Kirchensteuer), if applicable), which is generally levied in the form of withholding tax on capital investment income (Kapitalertragsteuer) by the Dividend Paying Agent.

This, however, would not apply if and to the extent that dividend payments are funded from the Company’s contribution account for tax purposes (steuerliches Einlagekonto) pursuant to Section 27 of the German Corporation Tax Act (Körperschaftsteuergesetz); in this case no withholding tax will be withheld. However, these payments would reduce the acquisition costs of the shares and may, consequently, result in or increase a taxable gain upon the disposal of the ADSs (see below “—Taxation of Capital Gains”).

The holder is taxed on gross capital investment income (including dividends or gains with respect to ADSs), minus the annual saver’s tax-free allowance (Sparer-Pauschbetrag) of currently €1,000 for an individual or €2,000 for married couples and registered civil unions (eingetragene Lebenspartnerschaften) filing taxes jointly. The deduction of actual expenses relating to the capital investment income (including dividends or gains with respect to ADSs) is generally not permitted. The withholding tax on capital investment income generally settles the income tax liability of the holder with respect to the capital investment income. However, private investors may request the application of their personal progressive income tax rate on the total income from capital investments in a given year if this results in a lower tax liability (Günstigerprüfung). This request may only be exercised consistently for all capital investment income and be exercised jointly in the case of married couples, or registered civil unions (eingetragene Lebenspartnerschaften) assessed jointly. If this is the case, any tax withheld in excess will be refunded during the personal income tax assessment procedure.

For holders subject to church tax, the tax will be withheld by way of an automated procedure and remitted to the religious community levying the tax. Church tax withheld at source may not be deducted as a special expense (Sonderausgabe) during the tax assessment, but the Dividend Paying Agent may reduce the standard aggregate withholding tax rate of 26.375% (including the solidarity surcharge) by a fraction of the church tax to be withheld on the dividends. Where holders have lodged a timely written objection with the German Federal Central Tax Office (so-called blocking notice (Sperrvermerk)) as regards the automated retrieval of data on their religious affiliation, church tax will not be automatically deducted. In this case, a holder subject to church tax is obliged to declare the dividends in its income tax return. The church tax on the dividends is then levied by way of a tax assessment.

Such withholding tax credit might be limited under the rules in connection with the Minimum Risk Test; however, the German Federal Ministry of Finance published a decree dated April 3, 2017 (BMF-Schreiben vom 3.4.2017, IV C 1—S 2299/16/10002, as amended) according to which this provision should only exceptionally apply to shares held as private assets.

Exceptions from the special uniform income tax rate apply upon application for holders who have a shareholding of at least 25% in the Company and for holders who have a shareholding of at least 1% in the Company and work for the Company in a professional capacity, which enables them to exercise significant entrepreneurial influence on the Company’s business activities.

Since 2021, the rules introduced by the Act to Reduce the Solidarity Surcharge (Gesetz zur Rückführung des Solidaritätszuschlags 1995) have been in effect, resulting in a significant reduction of the solidarity surcharge. While this new law has no impact on the solidarity surcharge levied in addition to the withholding tax, it does impact the solidarity surcharge levied on the income tax liability which the withholding tax is credited against. The threshold as to which solidarity surcharge is levied was significantly increased, so that the solidarity surcharge is fully abolished for approximately 90% of German taxpayers and partly for a further 6.5% of German taxpayers. In March 2025, the German Federal Constitutional Court confirmed the constitutionality of the continued levy of the remaining solidarity surcharge.

Taxation of Capital Gains

Gains on the disposal of ADRs acquired after December 31, 2008 by a holder with a tax domicile in Germany and held as non-business assets are generally—regardless of the holding period—subject to a uniform tax rate on capital investment income in Germany (25% plus the solidarity surcharge (Solidaritätszuschlag) of 5.5% thereon, i.e., 26.375% in total plus any church tax (Kirchensteuer) if applicable). The taxable capital gain is, in general, computed from the difference between (i) the proceeds of the disposal, and (ii) the acquisition costs of the ADRs and the expenses related directly and materially to the disposal.

Regardless of the holding period and the time of acquisition, gains from the disposal of ADRs are not subject to a uniform withholding tax but to progressive income tax in the case of a qualified holding. In this case, the partial income method applies to gains on the disposal of shares, which means that only 60% of the capital gains are subject to German income tax and only 60% of the losses on the disposal and expenses economically related thereto are tax deductible.

Losses resulting from the disposal of ADSs can only be offset with capital gains from the disposition of shares of corporations (Aktien) and other ADSs treated similarly to shares. However, the German Federal Fiscal Court (Bundesfinanzhof), in its decision dated November 17, 2020 (case reference VIII R 11/18), decided that the limitation on the offset possibilities constitutes a violation of the equal protection clause under the German constitution and submitted the legal question to the German Federal Constitutional Court (Bundesverfassungsgericht) for decision on its constitutionality (pending under case reference 2 BvL 3/21); the German Federal Constitutional Court has not yet decided on this question. If, however, a holder directly or indirectly held at least 1% of the share capital of the company at any time during the five years preceding the disposition, the German flat rate income tax on capital income does not apply with regard to such capital gain, but 60% of the capital gain resulting from the disposition is taxable at the holder’s personal progressive income tax rate (plus 5.5% solidarity surcharge and church tax, if applicable, thereon). Correspondingly, only 60% of any capital losses and disposal costs are tax deductible.

If gains are exceeded by losses, such excess losses may, under certain circumstances, be carried forward to subsequent assessment periods.

If the shares are held in custody or administered by a Domestic Paying Agent, the tax on the capital gains will in general be satisfied by the Domestic Paying Agent withholding the withholding tax on investment income at an aggregate withholding tax rate of 26.375% (including solidarity surcharge (Solidaritätszuschlag)) plus church tax, if any, on the capital gain and transferring it to the tax authority for the account of the seller.

ADSs as Business Assets (Betriebsvermögen)

In case the ADSs are held as business assets, the actual taxation depends on the legal form of the holder (i.e., whether the holder is a corporation, a partnership or an individual).

Taxation of Dividends

As a general rule, dividends distributed to a holder are subject to a withholding tax (Kapitalertragsteuer) of 25% and a solidarity surcharge of 5.5% thereon (i.e., 26.375% in total plus church tax, if applicable). This, however, will not apply if and to the extent that dividend payments are funded from the Company’s contribution account for tax purposes (steuerliches Einlagekonto pursuant to Section 27 of the German Corporation Tax Act (Körperschaftsteuergesetz)); in this case no withholding tax will be withheld. However, these payments will reduce the acquisition costs of the shares and may, consequently, result in or increase a taxable gain upon the disposal of the shares (see below “Taxation of Capital Gains”).

The tax actually withheld is generally creditable against the respective holder’s (corporate or personal) income tax liability. Due to special rules on the restriction of withholding tax credits in respect of dividends, the holder must fulfill the minimum risk test. If these requirements are not met, three-fifths of the withholding tax imposed on the dividends must not be credited against the holder’s corporate income tax or income tax liability, but may, upon application, be deducted from the holder’s tax base for the relevant tax assessment period.

The special rules on the restriction of withholding tax credit do not apply to a holder whose overall dividend earnings within an assessment period do not exceed €20,000 or who has been the beneficial owner of the ADSs for at least one uninterrupted year until receipt (Zufluss) of the dividends.

A holder who is generally subject to German income tax or corporate income tax and who has received gross dividends without any deduction of withholding tax due to a tax exemption without qualifying for a full tax credit under the minimum risk test has to notify the competent local tax office accordingly and must make a payment in the amount of the omitted withholding tax deduction.

In addition to the aforementioned restrictions, in particular, pursuant to a Circular published by the German Federal Ministry of Finance dated July 9, 2021 IV C 1 — S2252/19/10035 :014, the withholding tax credit may also be denied based on the general German anti-abuse rules.

To the extent the amount withheld exceeds the (corporate or personal) income tax liability, the withholding tax will be refunded, provided that certain requirements are met.

Dividends from ADSs are only 95% exempt from corporate income tax if the corporation holds at least 10% of the share capital (Grundkapital oder Stammkapital) in the Company at the beginning of the respective calendar year. To the extent ADSs and/or shares of 10% or more of the Company have been acquired during a calendar year, the acquisition will be deemed to be made at the beginning of the calendar year. Business expenses actually incurred in direct relation to the dividends may be deducted. Participations of at least 10% acquired in accordance with the view of the German tax authorities in a single transaction during a calendar year are deemed to have been acquired at the beginning of the calendar year. Participations which a holder holds through a partnership (including those that are co-entrepreneurships (Mitunternehmerschaften)) are attributable to the holder only on a pro rata basis at the ratio of the interest share of the holder in the equity of the relevant partnership.

Furthermore, dividends (after deducting business expenses economically related to the dividends) are subject to trade tax in the full amount, unless the holder held an interest of at least 15% in the share capital of the Company at the beginning of the relevant assessment period. In this latter case, the dividends are not subject to trade tax; however, trade tax is levied on the amount considered to be non-deductible business expenses (amounting to 5% of the dividend). The applicable trade tax rate depends on the municipal trade tax multiplier (Gewerbesteuerhebesatz) set by the relevant municipality and averages to approximately 15% in Germany (with a statutory minimum rate of 7%, increasing to 9.8% from the 2027 assessment period).

Taxation of Capital Gains

Regarding holders in the legal form of a corporation, capital gains from ADSs are in general effectively 95% tax exempt from corporate income tax (including solidarity surcharge) and trade tax.

With regard to individuals holding ADSs as business assets, 60% of capital gains are taxed at the personal progressive income tax rate of the holder of the ADSs (plus 5.5% solidarity surcharge and church tax, if applicable, thereon). Correspondingly, only 60% of business expenses related to the respective income are principally deductible for income tax purposes. Furthermore, trade tax may apply, provided the ADSs are held as assets of a German trade or business (Gewerbebetrieb) of the holder, but the resulting trade tax might be (partly) credited against the income tax liability of the holder pursuant to a lump sum procedure.

Irrespective of the legal form of the holder, capital gains are generally subject to the aggregate withholding tax rate of 26.375%.

However, the Domestic Paying Agent will not withhold the withholding tax in accordance with Section 43 para. 2 sent. 3 of the German Income Tax Act, if (i) the holder is a corporation, association of persons or estate with a tax domicile in Germany, or (ii) the ADRs belong to the domestic business assets of a holder, and the holder declares so to the Domestic Paying Agent using the designated official form and certain other requirements are met.

Special taxation rules apply to German tax resident credit institutions (Kreditinstitute), financial services institutions (Finanzdienstleistungsinstitute), financial enterprises (Finanzunternehmen), life insurance and health insurance companies (Lebens- und Krankenversicherungsunternehmen), pension funds (Pensionsfonds) and investment funds (Investmentfonds).

German Inheritance and Gift Tax (Erbschafts- und Schenkungssteuer)

Generally, a transfer of ADSs by inheritance or by way of gift will be subject to German inheritance or gift tax, respectively, if:

i.	the place of residence, habitual abode, place of management or registered office of the decedent, the donor, the heir, the donee or another acquirer is at the time of the asset transfer in Germany or such person, as a German national, has prior to the transfer not spent more than generally five consecutive years outside of Germany without maintaining a place of residence in Germany; or,

ii.	the ADSs or ordinary shares are part of the business property of a permanent establishment in Germany or a fixed base for which a permanent representative in Germany has been appointed; or

iii.	the ADSs or ordinary shares subject to such transfer form part of a portfolio that represents at the time of the transfer 10% or more of the registered share capital of the Company and has been held, directly or indirectly, by the decedent or donor alone or jointly with related persons.

However, the right of Germany to impose gift or inheritance tax on a non-resident holder may be limited by an applicable estate tax treaty. In the case of a U.S. resident holder, a transfer of ADSs by a U.S. resident holder at death or by way of gift generally will not be subject to German gift or inheritance tax pursuant to the estate tax treaty between the U.S. and Germany (Convention between the Federal Republic of Germany and the United States of America for the Avoidance of Double Taxation with respect to Estate, Gift and Inheritance Taxes, (Abkommen zwischen der Bundesrepublik Deutschland und den Vereinigten Staaten von Amerika zur Vermeidung der Doppelbesteuerung auf dem Gebiet der Nachlass-, Erbschafts- und Schenkungssteuern) as published on December 21, 2000 (the “Estate Tax Treaty”), provided the decedent or donor, or the heir, donee or other transferee was not domiciled in Germany for purposes of the Estate Tax Treaty at the time the gift was made, or at the time of the decedent’s death, and the ADSs were not held in connection with a permanent establishment or a fixed base in Germany. In general, the Estate Tax Treaty provides a credit against the U.S. federal gift or estate tax liability for the amount of gift or inheritance tax.

Other German Taxes

There are currently no German net worth, transfer, stamp or other similar taxes that would apply to a U.S. holder on the acquisition, ownership, sale or other disposition of the ADSs. Certain member states of the European Union have in the past considered introducing a European financial transaction tax (Finanztransaktionssteuer) which, if introduced, could also apply on sales and/or transfer of ADSs. However, no agreement has been reached on the proposed European financial transaction tax. In its 2026 work program, the European Commission indicated its intention to withdraw the proposal due to the lack of progress in the legislative process.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE IMPORTANT TO YOU. EACH PROSPECTIVE PURCHASER SHOULD CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN ADSs UNDER THE INVESTOR’S OWN CIRCUMSTANCES.

U.S. Taxation

For a discussion of the material U.S. federal income tax consequences to U.S. holders (as defined therein) of acquiring, owning or disposing of any ADSs, see Item 10. “Additional Information—E. Taxation—U.S. Taxation” in our Annual Report on Form 20-F for the year ended December 31, 2025, which is incorporated by reference into this prospectus.

Plan of Distribution

We are registering the resale from time to time by the selling securityholders of 2,717,389 Purchase ADSs issued pursuant to the Selling Securityholder Share Purchase Agreements. We are also registering any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions. All of the Purchase ADSs offered by the selling securityholders pursuant to this prospectus will be sold by each selling securityholder for its own account. We will not receive any proceeds from the sale of the Purchase ADSs by the selling securityholders.

The selling securityholders will pay any underwriting discounts and commissions and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the selling securityholders covered by this prospectus may be offered and sold from time to time by the selling securityholders. The term “selling securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from the selling securityholders as a gift, pledge, partnership distribution or other transfer. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to our then current market price or in negotiated transactions. The selling securityholders reserve the right to accept and, together with their agents, to reject, any proposed purchase of securities to be made directly or through their agents. The selling securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

The selling securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of NYSE;

●	through trading plans entered into by the selling securityholders pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of its securities on the basis of parameters described in such trading plans;

●	short sales;

●	distribution to employees, members, limited partners or stockholders of the selling securityholders;

●	through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;

●	by pledge to secured debt and other obligations;

●	delayed delivery arrangement;

●	to or through underwriters or broker-dealers;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices;

●	at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	in options transactions;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

In addition, the selling securityholders may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus or prospectus supplement with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the selling securityholders will sell all or any of the securities offered by this prospectus. In addition, the selling securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The selling securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if it deems the purchase price to be unsatisfactory at any particular time.

The selling securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a selling securityholder that a donee, pledgee, transferee or other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.

With respect to a particular offering of the securities held by the selling securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

●	the specific securities to be offered and sold;

●	the name of the applicable selling securityholder;

●	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

●	settlement of short sales entered into after the date of this prospectus;

●	the names of any participating agents, broker-dealers or underwriters; and

●	any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholder.

In connection with distributions of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with the selling securityholders. The selling securityholders may also sell the securities short and redeliver the securities to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The selling securityholders may solicit offers to purchase the securities directly from, and they may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities.

The selling securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay or the selling securityholders pay for solicitation of these contracts.

The selling securityholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling securityholders or borrowed from the selling securityholders or others to settle those sales or to close out any related open borrowings of stock and may use securities received from the selling securityholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, the selling securityholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

To our knowledge, there are currently no plans, arrangements or understandings between the selling securityholders and any broker-dealer or agent regarding the sale of the securities by the selling securityholder. Upon our notification by the selling securityholders that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

We have agreed to indemnify the selling securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law.

Legal Matters

The validity of the securities to be offered by this prospectus and certain legal matters relating to German law have been passed upon by Sullivan & Cromwell LLP. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

Experts

The consolidated financial statements of Jumia Technologies AG as of December 31, 2025 and 2024 and for each of the two years in the period ended December 31, 2025 appearing in Jumia Technologies AG’s Annual Report on Form 20-F for the year ended December 31, 2025, and management’s assessment of the effectiveness of Jumia Technologies AG’s internal control over financial reporting as of December 31, 2025, have been audited by Forvis Mazars SA, an independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of Jumia Technologies AG for the year ended December 31, 2023 appearing in Jumia Technologies AG’s Annual Report on Form 20-F for the year ended December 31, 2025, have been audited by Ernst & Young, Société Anonyme, an independent registered public accounting firm, as set forth in its report thereon, included therein, and incorporated herein by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

The offices of Forvis Mazars SA are located at 45, rue Kléber, 92300 Levallois-Perret, France.

The offices of Ernst & Young, Société Anonyme are located at 35E, avenue John F. Kennedy, L-1855 Luxembourg.

Enforcement of Civil Liabilities

We are a stock corporation (Aktiengesellschaft) organized under the laws of the Federal Republic of Germany and conduct substantially all of our operations in Africa through our subsidiaries. Our registered offices and most of our assets are located outside of the United States. In addition, all of the members of our management board, three out of five supervisory board members, our senior management and the experts named herein are residents of Germany or jurisdictions other than the United States. As a result, it may not be possible for you to effect service of process within the United States upon these individuals or upon us or to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. securities laws against us in the United States. Awards of punitive damages in actions brought in the United States or elsewhere are generally not enforceable in Germany. There is no treaty between the United States and Germany for the mutual recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. In addition, actions brought in a German court against us or the members of our management board and supervisory board, our senior management and the experts named herein to enforce liabilities based on U.S. securities laws may be subject to certain restrictions; in particular, German courts generally do not award punitive damages. Litigation in Germany is also subject to rules of procedure that differ from the U.S. rules, including with respect to the taking and admissibility of evidence, the conduct of the proceedings and the allocation of costs. Proceedings in Germany would generally be conducted in the German language, subject to limited exceptions for certain commercial proceedings that may be conducted in English, and the German court may require documents submitted in a foreign language to be translated into German. For these reasons, it may be difficult for a U.S. investor to bring an original action in a German court predicated upon the civil liability provisions of the U.S. federal securities laws against us, the members of our management board, supervisory board, or senior management and the experts named in this prospectus. In addition, even if a judgment against our company, members of our management board, supervisory board, our senior management or the experts named in this prospectus based on the civil liability provisions of the U.S. federal securities laws is obtained, a U.S. investor may not be able to enforce it in U.S. or German courts.

Where You Can Find More Information

We have filed with the SEC a registration statement (including exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. We are subject to the informational requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal securityholders are exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. We maintain a corporate website at https://group.jumia.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely for informational purposes.

Incorporation by Reference

The SEC allows us to “incorporate by reference” into this prospectus the information we file with or furnish to the SEC, which means that we can disclose important information to you by referring you to those documents. We hereby incorporate by reference in this prospectus the documents listed below and all amendments or supplements to such documents we may file with the SEC:

●	our Annual Report on Form 20-F filed with the SEC on February 24, 2026;

●	any future filings on Form 20-F made with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

●	our reports of foreign private issuer on Form 6-K (“Form 6-K”) furnished to the SEC on May 18, 2026, on May 26, 2026, on August 12, 2026 (interim financial statements) except for exhibit 99.1, and on August 12, 2026 (sales of ADSs);

●	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus; and

●	the description of our ordinary shares and ADSs contained in our Registration Statement on Form 8-A, as filed with the SEC under Section 12(b) of the Exchange Act on April 5, 2019, including any amendment or report filed for the purpose of updating such description (File No. 001-38863).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and, to the extent specifically designated therein, Form 6-K’s, in each case, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, as well as prior to the completion or termination of the offering of securities under this prospectus, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing or furnishing of such documents.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Except to the extent expressly incorporated by reference in this prospectus or any prospectus supplement hereto, no information is incorporated by reference in this prospectus or any prospectus supplement hereto where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this prospectus or any prospectus supplement hereto.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus, at no cost to the requester, upon written or oral request to us at the following address:

Jumia Technologies AG
Skalitzer Straße 104
10997 Berlin
Germany
+49 (30) 398 20 34 54

You may also access these documents on our website, investor.jumia.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Up to 2,717,389 American Depositary Shares
Representing 5,434,778 Ordinary Shares

PROSPECTUS

August 28, 2026

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of directors and officers

Under German law, we may not, as a general matter, indemnify members of our management board or supervisory board. Certain limited exceptions may apply under German law. We will indemnify our management board and supervisory board members, to the extent permissible under German law, from and against any liabilities arising out of or in connection with their services to us.

We provide directors’ and officers’ liability insurance for the members of our management and supervisory boards against civil liabilities, which they may incur in connection with their activities on behalf of our company. This includes coverage against liabilities under the Securities Act.

Item 9. Exhibits

Reference is made to the Exhibit Index included herewith which is incorporated herein by reference.

Item 10. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(5)	That, for the purpose of determining liability of the undersigned registrant under the Securities Act to any purchaser,

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b) (7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

The following documents are filed as part of this registration statement:

Exhibit Number	Description of Exhibit
3.1	Articles of Association of the Registrant, dated August 12, 2026 (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-8 (File No. 333-298614) filed with the SEC on August 28, 2026)
3.2	Rules of Procedure of the Supervisory Board of the Registrant, dated December 22, 2025 (incorporated by reference to Exhibit 1.2 to the Company’s Annual Report on Form 20-F for the year ended December 31, 2025 (File No. 001-38863) filed with the SEC on February 24, 2026)
3.3	Rules of Procedure of the Management Board of the Registrant (incorporated by reference to Exhibit 1.3 to the Company’s Annual Report on Form 20-F for the year ended December 31, 2024 (File No. 001-38863) filed with the SEC on March 7, 2025)
4.1	Form of Deposit Agreement between the Registrant, the depositary and holders of American Depositary Shares evidenced by American Depositary receipts issued thereunder (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-1/A (File No. 333-230207) filed with the SEC on April 10, 2019)
4.2	Form of American Depositary Receipt evidencing American Depositary Shares (included in Exhibit 4.1)
4.3	Form of Share Purchase Agreement, dated August 12, 2026 (incorporated by reference to Exhibit 10.2 to the Company’s Form 6-K (File No. 001-38863) filed with the SEC on August 12, 2026)
5.1*	Opinion of Sullivan & Cromwell LLP as to German law matters
23.1*	Consent of Forvis Mazars SA
23.2*	Consent of Ernst & Young, Société Anonyme
23.3*	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1)
24.1*	Powers of Attorney (included on signature page to the registration statement)
107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berlin, Federal Republic of Germany, on August 28, 2026.

Jumia Technologies AG

By	/s/ Francis Dufay
	Name:	Francis Dufay
	Title:	Chief Executive Officer and Member of the Management Board

By	/s/ Antoine Maillet-Mezeray
	Name:	Antoine Maillet-Mezeray
	Title:	Executive Vice President, Finance & Operations and Member of the Management Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Francis Dufay and Antoine Maillet-Mezeray, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution and re-substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and sign any subsequent registration statement filed by the registrant pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Francis Dufay	Chief Executive Officer and Member of the	August 28, 2026
Francis Dufay	Management Board
(Principal Executive Officer)

/s/ Antoine Maillet-Mezeray	Executive Vice President, Finance & Operations	August 28, 2026
Antoine Maillet-Mezeray	and Member of the Management Board
(Principal Financial and Accounting Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly appointed representative in the United States of Jumia Technologies AG has signed this registration statement or amendment thereto in the city of Newark, State of Delaware on August 28, 2026.

Puglisi & Associates

By	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director